FOUR SEASONS HOTELS INC.



                                       AND



               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

                                   as Trustee



                                 --------------



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 18, 2004

                                 --------------



                   SUPPLEMENT TO INDENTURE DATED JUNE 18, 2004



                    1.875% Convertible Senior Notes due 2024

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............1

    1.01   DEFINITIONS.........................................................1
    1.02   SECTION REFERENCES..................................................5
    1.03   CURRENCY............................................................5

ARTICLE TWO GENERAL TERMS AND CONDITIONS OF THE NOTES..........................5

    2.01   TITLE OF THE NOTES..................................................5
    2.02   STATED MATURITY.....................................................5
    2.03   LIMIT ON AMOUNT OF SERIES...........................................5
    2.04   CURRENCY AND DENOMINATIONS..........................................5
    2.05   INTEREST............................................................6
    2.06   FORM................................................................6
    2.07   SINKING FUND........................................................6
    2.08   ADDITIONAL AMOUNTS..................................................6

ARTICLE THREE MAKE WHOLE PREMIUM...............................................6

    3.01   MAKE WHOLE PREMIUM..................................................6
    3.02   ADJUSTMENTS RELATING TO MAKE WHOLE PREMIUM..........................9

ARTICLE FOUR CONVERSION........................................................9

    4.01   CONVERSION PRIVILEGE................................................9
    4.02   CONVERSION PROCEDURE; CONVERSION RATE; FRACTIONAL SHARES...........11
    4.03   CONVERSION RATE....................................................13
    4.04   ADJUSTMENT OF CONVERSION RATE FOR LIMITED VOTING SHARES............13
    4.05   CONSOLIDATION OR MERGER OF THE COMPANY.............................21
    4.06   NOTICE OF ADJUSTMENT...............................................23
    4.07   NOTICE IN CERTAIN EVENTS...........................................23
    4.08   COMPANY TO RESERVE STOCK: REGISTRATION; LISTING....................24
    4.09   TAXES ON CONVERSION................................................24
    4.10   CONVERSION AFTER RECORD DATE.......................................24
    4.11   RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS................25
    4.12   UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT..........................26
    4.13   PRESCRIBED SECURITIES..............................................26

ARTICLE FIVE REDEMPTION AT THE OPTION OF THE COMPANY..........................26

    5.01   RIGHT TO REDEEM....................................................26
    5.02   TAX REDEMPTION.....................................................27

ARTICLE SIX REPURCHASE OF NOTES BY THE COMPANY AT THE OPTION OF HOLDERS.......27

    6.01   OPTIONAL PUT.......................................................27
    6.02   THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.30
    6.03   EFFECT OF REPURCHASE NOTICE........................................32

                                      (i)

    6.04   DEPOSIT OF REPURCHASE PRICE........................................33
    6.05   SECURITIES REPURCHASED IN PART.....................................33
    6.06   COVENANT TO COMPLY WITH SECURITIES LAWS UPON
           REPURCHASE OF SECURITIES...........................................33
    6.07   REPAYMENT TO THE COMPANY...........................................34

ARTICLE SEVEN OFFER TO PURCHASE UPON A DESIGNATED EVENT.......................34

    7.01   OFFER TO PURCHASE..................................................34
    7.02   THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF DESIGNATED EVENT
           REPURCHASE PRICE...................................................38
    7.03   EFFECT OF DESIGNATED EVENT ACCEPTANCE NOTICE.......................40
    7.04   DEPOSIT OF DESIGNATED EVENT REPURCHASE PRICE.......................40
    7.05   SECURITIES REPURCHASED IN PART.....................................41
    7.06   COVENANT TO COMPLY WITH SECURITIES LAWS UPON
           REPURCHASE OF SECURITIES...........................................41
    7.07   REPAYMENT TO THE COMPANY...........................................42


ARTICLE EIGHT ADDITIONAL EVENTS OF DEFAULT....................................42

    8.01   EVENTS OF DEFAULT..................................................42

ARTICLE NINE MODIFICATION AND WAIVER..........................................42

    9.01   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS....................42

ARTICLE TEN MISCELLANEOUS PROVISIONS..........................................43

    10.01  DEFEASANCE AND COVENANT DEFEASANCE.................................43
    10.02  TRUSTEE............................................................43
    10.03  RATIFICATION.......................................................43
    10.04  GOVERNING LAW......................................................43
    10.05  EXECUTION IN COUNTERPARTS..........................................43

EXHIBIT A....................................................................A-1

EXHIBIT B....................................................................B-1







                                      (ii)

         FIRST SUPPLEMENTAL INDENTURE, dated as of June 18, 2004, between FOUR SEASONS HOTELS INC., a corporation duly organized and existing under the laws of the Province of Ontario (herein called the "Company"), having its principal office at 1165 Leslie Street, Toronto, Ontario, Canada M3C 2K8, and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (herein called the "Trustee").

                                    RECITALS

         The Company has executed and delivered to the Trustee the Indenture, dated as of June 18, 2004 (the "Original Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness as provided in the Original Indenture (herein and in the Original Indenture called the "Securities").

         Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture.

         The Company desires to create a series of Securities in the principal amount of $250 million which series shall be designated the 1.875% Convertible Senior Notes due 2024 (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture has been duly taken.

         All acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, valid and binding obligations of the Company, have been done and performed.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

1.01     DEFINITIONS.

         For all purposes of the Original Indenture and this First Supplemental Indenture relating to the Notes, except as otherwise expressly provided herein, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in the Original Indenture and this First Supplemental Indenture but is not defined herein shall have the meaning specified in the Original Indenture.

"Additional Shares" has the meaning set forth in Section 3.01(a).

"Applicable Stock" means the Limited Voting Shares; provided, that, in the event of a Designated Event occurring in which the Company is not the surviving Person, the term "Applicable Stock" shall mean the common stock or other securities of such surviving Person or its direct or indirect parent.

"Associate" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

"Bid Solicitation Agent" means the agent appointed by the Company to act as contemplated by the definition of Trading Price and who shall not be an Affiliate of the Company and who may be changed by the Company at any time and from time to time.

"Calculation Agent" means the calculation agent from time to time appointed by the Company pursuant to Section 3.01(d).

"Calculation Date" has the meaning set forth in Section 3.01(d)(i).

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that Person.

"Certificated Notes" means Notes that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 2 thereof.

"Change in Control" has the meaning set forth in Section 7.01(a).

"Closing Sale Price" of one share of Applicable Stock on any date means the closing per share sale price of such Applicable Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Applicable Stock is traded or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market System or if no such price is reported, as reported by the principal non-United States market on which the Applicable Stock is traded, such price, if reported in Canadian dollars, to be converted into U.S. dollars based on the Bank of Canada noon rate of exchange as reported for conversion into U.S. dollars on that date. In the absence of such a quotation, the Board of Directors of the issuer of the Applicable Stock shall be entitled to make a good faith determination of the closing sale price.

"Conversion Agent" means any Person designated by the Company to act in connection with the conversion of Notes in accordance with Article Four.

"Conversion Amount" means the number of Limited Voting Shares (including any Additional Shares) to be delivered pursuant to a conversion under Article Four.

"Conversion Date" means the date on which a Holder surrendering Notes for conversion has complied with the provisions of Section 4.02(b).

"Conversion Notice" has the meaning set forth in Section 4.02(b).

"Conversion Price" means at any time, $1,000 divided by the Conversion Rate in effect at such time (rounded to two decimal places and rounded up if the third decimal place thereof is five or more and otherwise rounded down) and, at the date hereof, is $71.64.

"Conversion Rate" has the meaning set forth in Section 4.03.

"Conversion Value" is equal to the product of the Closing Sale Price for Limited Voting Shares on a given day multiplied by the then current Conversion Rate.

"Current Market Price" has the meaning set forth in Section 4.04(g).

"Designated Event" has the meaning set forth in Section 7.01(a).

"Designated Event Acceptance Notice" has the meaning set forth in Section
7.01(c).

"Designated Event Notice" has the meaning set forth in Section 7.01(b).

"Designated Event Repurchase Date" has the meaning set forth in Section 7.01(a).

"Designated Event Repurchase Offer" has the meaning set forth in Section
7.01(a).

"Designated Event Repurchase Price" has the meaning set forth in Section
7.01(a).

"Distributed Assets" has the meaning set forth in Section 4.04(d).

"Dividend Threshold Amount" has the meaning set forth in Section 4.04(e).

"Effective Date" has the meaning set forth in Section 3.01(b).

"ex date" has the meaning set forth in Section 4.04(g).

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Fair Market Value" has the meaning set forth in Section 4.04(g).

"Fundamental Change" has the meaning set forth in Section 7.01(a).

"Global Securities" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 2 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

"Indenture" means, collectively, the Original Indenture together with this First Supplemental Indenture.

"Interest Payment Date" has the meaning set forth in the Securities.

"Limited Voting Shares" means the limited voting shares in the capital of the Company as those shares exist on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which such Limited Voting Shares shall be reclassified or changed.

"Make Whole Premium" has the meaning set forth in Section 3.01(b).

"Make Whole Premium Table" has the meaning set forth in Section 3.01(b).

"Measurement Period" means the last 30 consecutive Trading Days in a fiscal quarter.

"95% Conversion Date" has the meaning set forth in Section 4.02(e).

"95% Trading Condition" has the meaning set forth in Section 4.01(b).

"Non-Electing Share" has the meaning set forth Section 4.05.

"Note" or "Notes" means any of the Company's 1.875% Convertible Senior Notes due 2024, as amended or supplemented from time to time, issued under the Indenture.

"Notice of Election" has the meaning set forth in Section 5.02.

"NYSE" means The New York Stock Exchange, Inc.

"Original Indenture" has the meaning set forth in the first recital.

"Principal Value Conversion" has the meaning set forth in Section 4.02(e).

"Record Date" has the meaning set forth in Section 4.04(g).

"Redemption Price" has the meaning set forth in Section 5.01.

"Reference Period" has the meaning set forth in Section 4.04(d).

"Repurchase Date" has the meaning set forth in Section 6.01(a).

"Repurchase Notice" has the meaning set forth in Section 6.01(c).

"Repurchase Price" has the meaning set forth in Section 6.01(a).

"Securities Act" means the United States Securities Act of 1933, as amended.

"Stock Price" has the meaning set forth in Section 3.01(b).

"Stock Price Cap" has the meaning set forth in Section 3.01(b).

"Stock Price Threshold" has the meaning set forth in Section 3.01(b).

"Termination of Trading" has the meaning set forth in Section 7.01(a).

"Trading Day" means:

(a) if the applicable security is listed or admitted for trading on the NYSE or another U.S. national or regional securities exchange, a day on which the NYSE or such other U.S. national or regional exchange is open for business;

(b) if the applicable security is not so listed or admitted but is quoted on the Nasdaq National Market or another similar United States system of automated dissemination of securities prices, a day on which trades may be made on the Nasdaq National Market or the principal similar United States system on which the applicable securities are quoted; or

(c) if the applicable security is not so listed or admitted for trading on any such exchange and not so quoted on the Nasdaq National Market or any similar U.S. system, a day on which the principal non-U.S. national or regional exchange on which the applicable security is listed or admitted for trading is open for business.

"Trading Price" means:

(a) with respect to Notes, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 4:00 p.m., New York City time, on the day in respect of which the Trading Price is being determined from three securities dealers (none of which shall be an Affiliate of the Company) selected by the Company, provided, that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid will be used; provided, however, if the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least one bid from a securities dealer on a date of determination, the Trading Price of a Note for such date of determination shall be deemed to be less than 95% of the Conversion Value;

(b) with respect to Limited Voting Shares, the average of the Closing Sale Price of one Limited Voting Share for the 20-Trading Day period immediately preceding and including the third Business Day immediately preceding the applicable Repurchase Date or Redemption Date (or if the third Business Day immediately preceding the relevant date of determination is not a Trading Day, then on the last Trading Day immediately preceding such third Business Day); and

(c) with respect to Applicable Stock, the average of the Closing Sale Price of one share of Applicable Stock for the 20-Trading Day period immediately preceding and including the third Business Day immediately preceding the Designated Event Repurchase Date (or if the third Business Day immediately preceding the relevant date of determination is not a Trading Day, then on the last Trading Day immediately preceding such third Business Day).

"Trigger Event" has the meaning set forth in Section 4.04(d).

"Voting Securities" has the meaning set forth in Section 7.01(a)(i).

1.02     SECTION REFERENCES.

         Each reference to a particular section or article set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

1.03     CURRENCY.

         Unless otherwise specified, all references to "dollars" or "$" shall be to United States dollars.

                                  ARTICLE TWO
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01     TITLE OF THE NOTES.

         The Notes shall be known and designated as the "1.875% Convertible Senior Notes due 2024" of the Company.

2.02     STATED MATURITY.

         The Stated Maturity of the Notes shall be July 30, 2024.

2.03     LIMIT ON AMOUNT OF SERIES.

         The aggregate principal amount of Notes that may be authenticated and delivered under this First Supplemental Indenture is limited to $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05 of the Original Indenture.

2.04     CURRENCY AND DENOMINATIONS.

         The Notes shall be denominated in U.S. Dollars and shall be issued in denominations of $1,000 and integral multiples thereof.

2.05     INTEREST.

         The Notes shall bear interest at the rate of 1.875% per annum. Interest in respect of the Notes shall accrue from and including June 18, 2004 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates on which interest shall be payable in respect of the Notes shall be January 30 and July 30 in each year, commencing January 30, 2005. The Regular Record Dates for interest in respect of the Notes shall be January 15 and July 15 (whether or not a Business Day) in respect of the interest payable on January 30 and July 30, respectively.

2.06     FORM.

(a) The Notes shall be issuable as Registered Securities, initially in global form, and shall be substantially in the form set out in Exhibit A hereto and shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, as custodian for the Depositary.

(b) The Depositary for the Notes shall be the Depositary Trust Company, 55 Water Street, New York, New York 10004.

(c) The Conversion Agent for the Notes shall be any Person designated by the Company to act in connection with the conversion of Notes in accordance with Article Four. The Company has initially appointed the Trustee as its Conversion Agent, which shall maintain an office in the Borough of Manhattan, the City of New York, New York.

2.07     SINKING FUND.

         The Notes are not subject to redemption pursuant to any sinking fund.

2.08     ADDITIONAL AMOUNTS.

         The Company is required to pay Additional Amounts in respect of the Notes in accordance with the terms of paragraph 10.05 of the Original Indenture.

                                 ARTICLE THREE
                               MAKE WHOLE PREMIUM

3.01     MAKE WHOLE PREMIUM.

(a) If a Fundamental Change occurs on or before July 30, 2009, Holders of Notes will be entitled to receive from the Company (A) upon the repurchase of Notes tendered to a Designated Event Repurchase Offer pursuant to Article Seven, the Make Whole Premium, or (B) upon conversion of the Notes in accordance with Section 4.01(e), an additional number of Limited Voting Shares (the "Additional Shares") per $1,000 principal amount of Notes equal to (i) the sum of the Make Whole Premium and any accrued and unpaid interest per $1,000 principal amount of Notes to, but not including, the Conversion Date, divided by
         (ii) the average of the Closing Sale Prices of the Limited Voting Shares for the 10 Trading Days immediately preceding the Conversion Date.

(b)      The Make Whole Premium will be determined as follows:

         (i) "Effective Date" means the date that the applicable Fundamental Change becomes effective.

         (ii) "Stock Price" means the price paid per Limited Voting Share in the transaction constituting the applicable Fundamental Change, determined as follows:

              (A) if holders of the Limited Voting Shares receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per Limited Voting Share; or

              (B) in all other circumstances, the Stock Price shall be the average of the Closing Sale Prices of the Limited Voting Shares on the 10 Trading Days up to, but not including, the Effective Date.

         (iii) "Make Whole Premium" means the amount per $1,000 original principal amount of Notes equal to:

              (A)  If the Effective Date is after July 30, 2009, $0;

              (B) If the Stock Price is less than $55.11 (subject to adjustment pursuant to Section 4.04) (the "Stock Price Threshold"), $0; and

              (C) If the Stock Price is more than $150.00 (subject to adjustment pursuant to Section 4.04) (the "Stock Price Cap"), $0; and

              (D) Otherwise, the dollar amount equal to the percentage set forth on the table below (the "Make Whole Premium Table") for the Stock Price and the Effective Time multiplied by $1,000:

-------------- -----------------------------------------------------------------------------------------------------------
   Date of                                     Stock Price on Date of Fundamental Change
 Fundamental
   Change
               -----------------------------------------------------------------------------------------------------------
               ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------- ------- -------
               $55.11 $56.00 $57.00 $58.00 $59.00 $60.00 $65.00 $70.00 $75.00 $80.00 $85.00 $90.00 $100.00 $125.00 $150.00
-------------- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------- ------- -------
-------------- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------- ------- -------
June 18, 2004   0.0%   0.8%   1.6%   2.5%   3.4%   4.3%   9.1%  14.3%  15.0%  13.6%  12.5%  11.5%    9.9%    7.4%    6.0%
July 30, 2005   0.3%   1.0%   1.8%   2.6%   3.5%   4.3%   8.8%  13.7%  14.2%  12.7%  11.4%  10.3%    8.7%    6.2%    5.0%
July 30, 2006   0.6%   1.2%   1.9%   2.6%   3.4%   4.1%   8.2%  12.8%  13.0%  11.3%  10.0%   8.8%    7.1%    4.8%    3.8%
July 30, 2007   0.7%   1.2%   1.7%   2.3%   2.9%   3.5%   7.1%  11.2%  11.2%   9.3%   7.8%   6.7%    5.0%    3.1%    2.5%
July 30, 2008   0.3%   0.6%   0.9%   1.3%   1.7%   2.2%   4.9%   8.4%   8.0%   6.0%   4.6%   3.5%    2.3%    1.4%    1.2%
July 30, 2009   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%    0.0%    0.0%    0.0%
-------------- ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------- ------- -------


                           If the Stock Price is between two Stock Price amounts on the Make Whole Premium Table or the Effective Date is between two dates on the table, the Make Whole Premium will be determined by straight-line interpolation between Make Whole Premium percentages set forth in the Make Whole Premium Table for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365 day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 3.02.

                           For example, if the Stock Price were $60.00 and the Effective Date were July 30, 2006, the Make Whole Premium would be $41.00 (being 4.1% of $1,000).

(c) The Company may pay the Make Whole Premium or satisfy its obligation to deliver Additional Shares, as the case may be, in (at the Company's option) cash, Limited Voting Shares or a combination thereof, or in the same form of consideration into which all or substantially all of the Limited Voting Shares have been converted in connection with the applicable Fundamental Change. If holders of the Limited Voting Shares have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a Limited Voting Share has been converted shall be deemed to equal the aggregate consideration distributed in respect of all Limited

         Voting Shares divided by the total number of Limited Voting Shares participating in the distribution.

(d) The value of the consideration to be delivered in respect of the Make Whole Premium, if any, or Additional Shares, if any, will be delivered at the time at which (i) the Designated Event Repurchase Price is to be paid, or (ii) the Limited Voting Shares or, at the option of the Company, cash or a combination of cash and Limited Voting Shares, are to be delivered upon conversion of a Note, as applicable, and calculated as follows:

         (i) securities (including Limited Voting Shares) that are traded on an United States national securities exchange or the Toronto Stock Exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotation of securities prices will be valued based on the average Closing Sale Price on the 10 Trading Days prior to, but excluding, the Designated Event Repurchase Date, provided that in the event of a Fundamental Change that does not give rise to a Designated Event Repurchase Offer, the securities will be valued based on the average Closing Sale Price on the 10 Trading Days prior to, but excluding, the date that is 20 Business Days following the Effective Date (the "Calculation Date"),

         (ii) other securities, assets or property (other than cash) will be valued based on the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Company, and

        (iii) 100% of any cash.

              A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price, and (B) the Make Whole Premium with respect to such Stock Price based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee no less than three Business Days prior to a Designated Event Repurchase Date or Calculation Date, as the case may be, in respect of an Effective Date occurring on or before July 30, 2009, make the determinations described in Section 3.01(d) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the day prior to the Designated Event Repurchase Date or Calculation Date, as the case may be. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price, Make Whole Premium and the estimated number of Additional Shares (assuming the Conversion Date occurs on the Calculation Date) per $1,000 original principal amount of Notes with respect to a Fundamental Change as part of the Designated Event Notice or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders promptly upon the opening of business on the Designated Event Repurchase Date or Calculation Date, as the case may be, of the number of Additional Shares (assuming the Conversion Date occurs on the Calculation
              Date) (or, at the option of the Company, cash or other securities, assets or property into which all or substantially all of the Limited Voting Shares have been converted as of the Effective Date as described above) to be delivered in respect of the Make Whole Premium, if any, in connection with such Fundamental Change, and the Company shall also publicly announce such information and publish it on the Company's web site.

(e) On or prior to the Designated Event Repurchase Date or the Calculation Date, as the case may be, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 10.03 of the Original Indenture) an amount sufficient to satisfy the entitlement of the Holders of Notes under Section 3.01(a) (which, at the option of the Company may be in the form the Company otherwise is entitled to deliver in respect of Notes that are tendered to a Designated Event Purchase Offer or that are converted; provided that if such payment is made on the Designated Event Repurchase Date or Calculation Date, as the case may be, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment of the entitlement pursuant to Section 3.01(a) of Holders of Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Repurchase Date or surrendered for conversion within the period described in Section 4.01(c), will be made promptly (but in no event more than five Business Days) following the Designated Event Repurchase Date or Calculation Date, as the case may be, by mailing checks in respect of cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Notes entitled thereto as they (and their addresses) shall appear in the Security Register. To the extent that the aggregate amount of cash or Limited Voting Shares deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Notes under 3.01(a) that are tendered to the Designated Event Purchase Offer to a Make Whole Premium or that are converted in respect of the Fundamental Change and are entitled to receive Additional Shares (or, at the option of the Company, cash or a combination or cash and Limited Voting Shares), then, promptly after the Designated Event Repurchase Date or Calculation Date, as the case may be, the Paying Agent shall return any such excess to the Company.

3.02     ADJUSTMENTS RELATING TO MAKE WHOLE PREMIUM.

         Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 4.04, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make Whole Premium Table will be adjusted by multiplying each such amount by a fraction the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted.

                                  ARTICLE FOUR
                                   CONVERSION

4.01     CONVERSION PRIVILEGE.

         Subject to and upon compliance with the provisions of this Article Four, a Holder of a Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Note into Limited Voting Shares at the Conversion Rate in effect on the date of conversion only as follows:

(a) during any fiscal quarter (beginning with the fiscal quarter ending September 30, 2004) if the Closing Sale Price of the Limited Voting Shares for at least 20 consecutive Trading Days in the Measurement Period of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price in effect on the last Trading Day of such Measurement Period;

(b) during the five consecutive Trading Day period immediately following any 10 consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes for each day of such 10 consecutive Trading Day period was (or was deemed to

     be) less than 95% of the Conversion Value of the Notes (the condition specified in this clause (b) being the "95% Trading Condition");

(c) at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date, if such Note has been called for redemption pursuant to Article Five hereof, even if the Notes are not otherwise convertible at that time; provided the Holder has not delivered a Designated Event Acceptance Notice in respect of a Note to be converted, in which event such Designated Event Acceptance Notice must be duly withdrawn in accordance with this First Supplemental Indenture;

(d) if (1) the Company issues to all holders of Limited Voting Shares, rights or warrants entitling them to purchase Limited Voting Shares, for a period expiring within 45 days of the record date for such issuance at an exercise price per share that is less than the average of the Closing Sale Price of Limited Voting Shares for the 10 consecutive Trading Days immediately preceding, but not including, the record date for such issuance, or (2) the Company makes a distribution, to all holders of Limited Voting Shares, shares of Capital Stock, evidences of indebtedness, assets, or rights to purchase its securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Limited Voting Shares on the Trading Day preceding the declaration date for the distribution. The Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing at least 20 days before the "ex" date for that issue or distribution. On and after the date that the Company gives such notice, until the earlier of the close of business on the Business Day immediately preceding the "ex" date or the date the Company publicly announces that such distribution will not take place, the Notes may be converted. Notwithstanding the provisions of this Section 4.01(d), Notes may not be converted pursuant to this Section 4.01(d) nor will any adjustment to the Conversion Rate be made pursuant to the transactions described in this Section 4.01(d) if the Holder, without conversion of the Note, would participate, on the same basis as a holder of Limited Voting Shares, in the distribution as if such Holder had converted its Notes into Limited Voting Shares prior to the record date for such distribution. If the issue or distribution does not take place, no Notes surrendered for conversion will be converted; or

(e) during the period from and after the date that is 10 days before the anticipated Effective Date of a Fundamental Change until and including the close of business on the day that is the later of (i) 10 days after the actual Effective Date; and (ii) the related Designated Event Repurchase Date; unless, prior to that time, the Company has publicly announced that the Fundamental Change giving rise to the conversion right will not take place. If such Fundamental Change does not take place, no Notes surrendered for conversion will be converted. Upon conversion pursuant to this Section 4.01(e), the Holder shall also be entitled to receive Additional Shares, if any, as set forth in Section 3.01.

         In connection with any conversion pursuant to clause (b), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of Notes has provided it with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 95% of the Conversion Value. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 95% of the Conversion Value.

         In connection with any conversion pursuant to clause (e), the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Trustee and the

Holders in writing at least 10 Trading Days before the anticipated Effective Date, as determined by the Board of Directors, of a Fundamental Change. Such notice shall specify the anticipated Effective Date with respect to such Fundamental Change, the conversion right at the option of the Holders arising as a result thereof and whether Additional Shares will be issued in connection with any such conversion. The Company shall also notify the Holders and the Trustee in writing that an Effective Date has taken place within the five Trading Day period after the Effective Date.

         Whenever the Notes shall become convertible pursuant to Section 4.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility, and the Company shall also publicly announce such information and publish it on the Company's website.

4.02     CONVERSION PROCEDURE; CONVERSION RATE; FRACTIONAL SHARES.

(a) Each Note shall be convertible at the office of the Conversion Agent into fully paid and non-assessable Limited Voting Shares (calculated to the nearest 1/100th of a share). The Company may, at its option, satisfy its obligation to issue Limited Voting Shares on conversion of a Note (including Additional Shares to be delivered pursuant to Article Three) by delivering cash or Limited Voting Shares or a combination of cash and Limited Voting Shares. Subject to Section 4.02(e), the Note will be converted into Limited Voting Shares or, at the option of the Company, cash or a combination of cash and Limited Voting Shares at the Conversion Rate. The Company will give notice of its election to deliver cash in lieu of part or all of the Conversion Amount to the Holder converting Notes within two Business Days of its receipt of the Holder's Conversion Notice, unless the Company has already informed Holders of its election in connection with a redemption of Notes pursuant to Article Five. If the Company elects to exercise its option to deliver cash in lieu of part or all of the Conversion Amount, the amount of cash to be delivered on conversion by a Holder in lieu of each Limited Voting Share will be equal to the average of the Closing Sale Prices of the Limited Voting Shares for the 10 Trading Days commencing (i) one day after the date of the Company's notice of election to deliver part or all of the Conversion Amount in cash if the Company has not given a notice of redemption pursuant to Article Five, or
     (ii) on the Conversion Date in the case of a conversion following notice of redemption specifying the Company's intention to deliver cash upon conversion . If the Company elects to pay all or a portion of the Conversion Amount in cash, the payment, including the delivery of any Limited Voting Shares, will be made no later than the tenth Business Day following the Conversion Date (except in the case of Additional Shares, which will be delivered on the Calculation Date). If the Company does not so elect, the Limited Voting Shares, together with any cash payment for fractional shares (except in the case of Additional Shares, which will be delivered on the Calculation Date), will be delivered no later than the fifth Business Day following the Conversion Date.

     No payment or adjustment shall be made in respect of dividends on the Limited Voting Shares or accrued interest, if any, on a converted Note, except as described in Sections 3.01(a) and 4.10.

     The Company shall not issue any fraction of a Limited Voting Share in connection with any conversion of Notes, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Limited Voting Shares on the last Trading Day prior to the Conversion Date. For the purposes of determining the existence of potential fractional interest, all Notes subject to conversion by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

     Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Repurchase Notice or Designated Event Acceptance Notice may be converted only if such notice of exercise is withdrawn in accordance with Sections 6.03 or 7.03 hereof, as the case may be, prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date or Designated Event Repurchase Date, as the case may be.

(b) Before any Holder of a Note shall be entitled to convert the same into Limited Voting Shares, such Holder shall, in the case of Notes issued in global form, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note (the "Conversion Notice") that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Limited Voting Shares to be issued.

     Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Notes, as provided in Section 4.10, and all taxes or duties, if any, as provided in Section 4.09.

     If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of whole Limited Voting Shares that are deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, no later than the fifth Business Day after receipt of a Conversion Notice, issue and deliver at said office or place to such Holder of a Note, or to such Holder's nominee or nominees, certificates (other than in the case of Holders of Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of whole Limited Voting Shares to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for Limited Voting Shares while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for Limited Voting Shares shall be issued and delivered as soon as practicable after the opening of such books or Security Register.

(c) A Note shall be deemed to have been converted as of the close of business on the date of the surrender of such Note for conversion as provided above, and the person or persons entitled to receive the Limited Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Limited Voting Shares as of the close of business on such date. Upon delivery to the Holder of the full number of Limited Voting Shares (including any Additional Shares) into which the Note is convertible or cash in lieu of any such Limited Voting Shares, together with any cash payment for fractional shares, the Company will be deemed to have satisfied its obligation to pay (i) the principal amount of the Note, (ii) any entitlement to Additional Shares, and (iii) accrued but unpaid interest, if any, attributable to the period from the most recent Interest Payment Date to the Conversion Date.

(d) In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Note so surrendered, without charge to such Holder

     (subject to the provisions of Section 4.09 hereof), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

(e) Notwithstanding the foregoing, if on the Conversion Date of the conversion of a Note pursuant to the 95% Market Condition (such date, the "95% Conversion Date") the Closing Sale Price of the Limited Voting Shares is greater than the Conversion Price, the Company will deliver to the Holder surrendering the Note for conversion in lieu of the number of Limited Voting Shares (or cash or a combination of cash and Limited Voting Shares) based on the Conversion Price then in effect, that number of Limited Voting Shares or, at the Company's option, cash or a combination of cash and Limited Voting Shares, with a value equal to the aggregate of the principal amount of the Note so surrendered for conversion plus accrued and unpaid interest up to, but not including, the Conversion Date (such conversion, a "Principal Value Conversion"). Any Limited Voting Shares to be delivered to the Holder by the Company upon a Principal Value Conversion shall be valued at the Closing Sale Price of the Limited Voting Shares on the 95% Conversion Date. The Company shall notify the Trustee and any surrendering Holder of Notes the conversion of which is a Principal Value Conversion of such Principal Value Conversion by the second Trading Day following the 95% Conversion Date and, in such notice, shall state whether the Company has determined, at its option, to deliver Limited Voting Shares or cash or a combination of cash and Limited Voting Shares in connection with such conversion and, if a combination, the percentages of the principal amount in respect of which it will pay in cash or Limited Voting Shares.

(f) To the extent the Company has a rights plan in effect at the time of conversion of Notes into Limited Voting Shares, the Holder converting such Notes shall be entitled to receive, in addition to the Limited Voting Shares, the rights under the rights plan associated with any Limited Voting Shares received upon that conversion unless, before any conversion, the rights have expired, terminated or been redeemed or unless the rights have been separated from the Limited Voting Shares, in which case the Conversion Rate will be adjusted as provided in Section 4.04(d)(iv), subject to readjustment in the event of expiration, termination or redemption of such rights. Certificates issued in respect of any such Limited Voting Shares shall bear any legends contemplated by the rights plan.

4.03     CONVERSION RATE.

         Each $1,000 original principal amount of Notes shall be convertible into 13.9581 Limited Voting Shares (the "Conversion Rate"), subject to adjustment as set forth herein (rounded to four decimal places and rounded up if the fifth decimal place thereof is five or more and otherwise rounded down).

4.04     ADJUSTMENT OF CONVERSION RATE FOR LIMITED VOTING SHARES.

         The Conversion Rate shall be adjusted from time to time as follows:

         (a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue Limited Voting Shares as a dividend or distribution to all holders of its outstanding Limited Voting Shares, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted so that same shall equal the rate determined by multiplying such Conversion Rate by a fraction:

         (i) the numerator of which shall be the sum of such number of Limited Voting Shares outstanding at the close of business on such Record Date and the total number of Limited Voting Shares constituting such dividend or other distribution; and

         (ii) the denominator of which shall be the number of Limited Voting Shares outstanding at the close of business on such Record Date fixed for such determination.

         Such an adjustment shall be successively made whenever Limited Voting Shares are issued on a dividend or distribution to all holders of outstanding Limited Voting Shares, and each such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination.

         If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue rights or warrants exercisable for a period expiring within 45 days after the record date for such issuance, to all holders of its outstanding Limited Voting Shares entitling them to subscribe for or purchase Limited Voting Shares (or securities convertible into or exchangeable or exercisable for Limited Voting Shares), at a price per share (or having a conversion, exchange or exercise price per share) less than the Closing Sale Price of the Limited Voting Shares on the Trading Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per share of the securities convertible into or exchangeable or exercisable for Limited Voting Shares as equal to the quotient of (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Limited Voting Shares and (ii) any additional consideration initially payable upon the conversion, exchange or exercise of such security into Limited Voting Shares divided by (y) the number of shares of Limited Voting Shares initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction:

         (i)  the numerator of which shall be the number of Limited
              Voting Shares outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants, plus the total number of additional Limited Voting Shares so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

         (ii) the denominator of which shall be the number of Limited Voting Shares outstanding on the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants, plus the number of Limited Voting Shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of Limited Voting Shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Closing Sale Price of the Limited Voting Shares on the Business Day immediately preceding the date fixed for determination of stockholders entitled to receive such rights or warrants (determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Sale Price).

              Such adjustment shall be successively made whenever such rights or warrants are issued to all holders of outstanding Limited Voting Shares and such adjustment shall become effective immediately after the opening of business on the day following the record date of such issuance.

              To the extent that Limited Voting Shares (or securities convertible into or exchangeable or exercisable for Limited Voting Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Limited Voting Shares (or securities convertible into or exchangeable or exercisable for Limited Voting Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Limited Voting Shares at less than such Closing Sale Price, and in determining the aggregate offering price of such Limited Voting Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors.

(c) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding Limited Voting Shares into a greater number of Limited Voting Shares, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding Limited Voting Shares into a smaller number of Limited Voting Shares, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. Such increase or decrease, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) (i) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its Limited Voting Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Limited Voting Shares are not changed or exchanged), shares of its Capital Stock, evidences of its Indebtedness or other assets, including securities, but excluding in all cases (x) any rights or warrants referred to in
         Section 4.04(b), (y) dividends or distributions referred to in Section 4.04(a) and (z) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, other assets or securities (excluding those referred to in (x), (y) and (z)) being distributed hereinafter in this Section 4.04(d) called the "Distributed Assets"), then, in each such case, subject to the other provisions of this Section 4.04(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Record Date with respect to such distribution by a fraction:

         (A) the numerator of which shall be the Current Market Price on such Record Date; and

         (B) the denominator of which shall be the Current Market Price on such Record Date, less the Fair Market Value on such date of the portion of the Distributed Assets so distributed applicable to one Limited Voting Share (determined on the basis of the number of Limited Voting Shares outstanding on the Record Date) (determined as provided in Section 4.04(g)).

         Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one Limited Voting Share is equal to or greater than the Current Market Price of one Limited Voting Share on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall be entitled to receive upon conversion the amount of Distributed Assets such Holder would have received if such Holder had converted such Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.04(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 4.04(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

         (iii)Notwithstanding the foregoing, if the Distributed Assets distributed by the Company to all holders of Limited Voting Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, then the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of holders of Limited Voting Shares entitled to receive such distribution by a fraction of which (A) the numerator shall be the Spin-Off Market Price per share of the Limited Voting Shares on the date fixed for such determination less the Spin-Off Market Price per share or similar equity interest of the Subsidiary or other business unit of the Company on such date, and
              (B) the denominator shall be the Spin-Off Market Price per share of the Limited Voting Shares on the date fixed for the determination of holders of Limited Voting Shares entitled to receive such distribution. Such adjustment shall become effective 10 Trading Days after the effective date of such distribution of Capital Stock of, or similar equity interest in, a Subsidiary or other business unit of the Company. In any case in which this
              Section 4.04(d) is applicable, Sections 4.04(a), (b) and (e) shall not be applicable. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. "Spin-Off Market Price" per Limited Voting Share or the Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company on any day means the average of the daily Closing Sale Price for that Capital Stock or interest for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex" date with respect to the issuance or distribution requiring such computation.

         (iv) Rights or warrants distributed by the Company to all holders of its Limited Voting Shares entitling them to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"),
              (x) are deemed to be transferred with such Limited Voting Shares,
              (y) are not exercisable and (z) are also issued in respect of future issuances of Limited Voting Shares, shall be deemed not to have been distributed for purposes of this Section 4.04(d) (and no adjustment to the Conversion Rate under this Section 4.04(d) will be required) until the occurrence of the earliest Trigger Event. If any such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different shares of the Capital Stock of the Company, evidences of its indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). Pursuant to rights issued under any Company shareholder rights plan, if Holders of the Notes exercising the right of conversion after the date the rights separate from the underlying Limited Voting Shares are not entitled to receive the rights that would otherwise be attributable to the Limited Voting Shares received upon conversion, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Limited Voting Shares on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

              In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.04(d):

              (A) in the case of any such rights or warrants that have been redeemed or repurchased without exercise from all holders of Limited Voting Shares then holding such rights or warrants, the Conversion Rate shall be readjusted upon such redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Limited Voting Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Limited Voting Shares as of the date of such redemption or repurchase; and

              (B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

         (v) For purposes of this Section 4.04(d) and Sections 4.04(a), 4.04(b) and 4.04(c), any dividend or distribution to which this Section 4.04(d) is applicable that also includes (x) Limited Voting Shares to which Section 4.04(a) applies, (y) a subdivision or combination of Limited Voting Shares to which Section 4.04(c) applies or (z) rights or warrants to subscribe for or purchase Limited Voting Shares or securities convertible into or exercisable or exchangeable for Limited Voting Shares to which Section 4.04(b) applies (or any combination thereof), shall be deemed instead to be:

              (A) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants, other than such Limited Voting Shares, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Limited Voting Shares to which Sections 4.04(a), 4.04(b) and 4.04(c) apply, respectively (and any Conversion Rate increase required by this Section 4.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

              (B) a dividend or distribution of such Limited Voting Shares, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Limited Voting Shares (and any further Conversion Rate increase required by Sections 4.04(a), 4.04(b) and 4.04(c) with respect to such dividend or distribution shall then be made), except:

                  (1) the Record  Date of such  dividend or  distribution
                      shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 4.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of
                      Section 4.04(c), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 4.04(b); and

                  (2) any Limited Voting Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.04(a) and any reduction or increase in the number of Limited Voting Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, distribute to all holders of its Limited Voting Shares, a dividend or distribution paid exclusively in cash, in an aggregate amount that, together with any other such dividends or distributions to all holders of Limited Voting Shares paid exclusively in cash within the 12 months preceding the date of payment of such distribution exceeds Cdn. $0.11 per Limited Voting Share (the "Dividend Threshold Amount") (the Dividend Threshold Amount is subject to adjustment whenever an adjustment is made to the Conversion Rate pursuant to clause 4.04(a) or (c) above, which adjustment shall be the inverse of the adjustment made to the Conversion Rate pursuant to such clause), then, and in each case, immediately after the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or distribution, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

         (A) the numerator of which shall be equal to the Current Market Price on such Record Date minus the Dividend Threshold Amount; and

         (B) the denominator of which shall be equal to the Current Market Price on the Record Date, minus the amount of cash so distributed in excess of the Dividend Threshold Amount applicable to one Limited Voting Share;

         such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided, that if the portion of the cash so distributed in excess of the Dividend Threshold Amount applicable to one Limited Voting Share is equal to or greater than the Current Market Price of one Limited Voting Share on the Record Date, in lieu of the foregoing adjustment, a Holder shall be entitled to receive on conversion the cash that the Holder would have received if the Holder had converted its Notes immediately prior to the Record Date. In the event such dividend or distribution is not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(f) In the event an issuer bid, tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Limited Voting Shares shall expire and such issuer bid, tender or exchange offer (as amended upon the expiration thereof) shall require the payment by the Company or any Subsidiary of consideration per Limited Voting Share having a Fair Market Value that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such issuer bid, tender, or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

         (i)  the  numerator  of which  shall be the sum of (x) the Fair
              Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid, tender or exchange offer) of all Limited Voting Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Limited Voting Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

         (ii) the denominator of which shall be the number of Limited Voting Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such issuer bid, tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, or if the purchase or exchange of Purchased Shares is otherwise not consummated, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such issuer bid, tender or exchange offer had not been made.

(g) For purposes of this Article Four, the following terms shall have the meanings indicated:

         "Current Market Price" shall mean the average of the daily Closing Sale Prices per Limited Voting Share for the 10 consecutive Trading Days ending on the earlier of the date of determination and the day before the "ex" date with respect to the dividend or distribution requiring computation. The, "ex" date is the first date on which the Limited Voting Shares trade regular way, without the right to receive such issuance or distribution, on the national securities exchange or Nasdaq National Market System or non-United States market that is being used to determine the Closing Sale Price. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors).

         "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Limited Voting Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Limited Voting Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 4.04(a), (b), (c), (d) and (e), as the Board of Directors determines advisable to avoid or diminish any tax to holders of Limited Voting Shares in connection with a dividend, distribution, any subdivision, reclassification or combination of Limited Voting Shares or any issuance of rights or warrants or similar event.

(i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall notify the Trustee and each Holder in writing of the increase stating the increased Conversion Rate and the period during which it will be in effect.

(j) In any case in which this Section 4.04 shall require that any adjustment be made effective as of or retroactively immediately following
    (1) a Record Date, (2) the date fixed for the determination of the holders entitled to receive a dividend or distribution pursuant to Section 4.04(a),
    (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 4.04(b), or (4) the Expiration Time for any issuer bid, tender or exchange offer pursuant to Section 4.04(f) (each a "Determination Date"), the Company may elect to defer until the applicable Adjustment Event (as hereinafter defined) issuing to the Holder of any Notes converted after such Determination Date the Limited Voting Shares issuable upon such conversion over and above the Limited Voting Shares issuable upon such conversion on the basis of the Conversion Rate prior to adjustment (and each in lieu of any fractional Limited Voting Shares).

    "Adjustment Event" shall mean in any case referred to in clause (1), above, the occurrence of that event, provided that in the case of an adjustment made with respect to a distribution of capital stock of, or a similar equity interest in, a Subsidiary or other business unit of the Company, the Adjustment Event shall be deemed to have occurred on the Business Day next following the 10 Trading Day period referred to in Section 4.04(g); in any case referred to in clause (2), above, the date any such dividend or distribution is paid or made; in any case referred to in clause (3), above, the date of expiration of such rights or warrants; and in any case referred to in clause (4), above, the date the sale or exchange of Limited Voting Shares pursuant to such issuer bid, tender or exchange offer is consummated and becomes irrevocable.

(k) All calculations under this Section 4.04 shall be made to the nearest cent or one ten-thousandth of a share, with one-half cent and 0.00005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 4.04, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate. Any adjustments under this Section 4.04 shall be made successively whenever an event requiring such an adjustment occurs.

(l) In the event that at any time, as a result of an adjustment made pursuant to this Section 4.04, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than Limited Voting Shares into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Limited Voting Shares contained in subparagraphs
    (a) through (k) of this Section 4.04, and the provision of Sections 4.01,
    4.02 and 4.05 through 4.10 with respect to the Limited Voting Shares shall apply on like or similar terms to any such other shares as determined in good faith by the Board of Directors.

(m) No adjustment shall be made pursuant to this Section 4.04 if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 4.04.

4.05     CONSOLIDATION OR MERGER OF THE COMPANY.

         If any of the following events occurs, namely:

         (a) any reclassification or change of the outstanding Limited
             Voting Shares into another class of stock (other than as a result of a subdivision or combination); or

         (b) any consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction of the Company or if the Company transfers all or substantially all of its consolidated property and assets (as determined under applicable law) as a result of which the holders of all the Limited Voting Shares receive cash, securities or other property (or any combination thereof) with respect to or in exchange for all of their Limited Voting Shares;

the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Holder's right to convert a Note into Limited Voting Shares shall be changed to a right to convert a Note into the kind and amount of cash, securities or other property that such Holder would have been entitled to receive upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance had such Notes been converted into Limited Voting Shares immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance assuming such holder of Limited Voting Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, or similar transaction, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, or similar transaction, sale or conveyance is not the same for each Limited Voting Share in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 4.05, the kind and amount of securities, cash or other property receivable upon such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, or similar transaction, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Limited Voting Shares includes shares or other securities and assets of a corporation other than the successor or acquiror, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company will give notice (to the extent permitted by applicable law or regulation) to Holders of the Notes at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Notes will be convertible after the effective date of such transaction. After such notice, the Company or the successor or acquiror, as the case may be, may not change the consideration to be delivered upon conversion of the Notes except in accordance with any other provision of this First Supplemental Indenture.

         In connection with the execution of such supplemental indenture the Company shall deliver to the Trustee an Opinion of Counsel containing the statements provided in Section 9.03 of the Original Indenture and a statement that such supplemental indenture complies with the requirements of this Section. The Company shall provide notice of the execution of such supplemental indenture to each registered Holder of Notes within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The provisions of this Section 4.05 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

         If this Section 4.05 applies to any event or occurrence, Section 4.04 shall not apply.

4.06     NOTICE OF ADJUSTMENT.

         Whenever the Conversion Rate is adjusted as provided in this Article Four (and the Stock Price Threshold, Stock Price Cap and Make Whole Premium Table are adjusted as provided in Section 3.02):

         (a) the Company shall forthwith file with the Trustee and any Conversion Agent for the Notes a certificate of the Chief Executive Officer, any President or Vice-President or the Treasurer of the Company, stating the adjusted Conversion Rate, Stock Price Threshold, Stock Price Cap and Make Whole Premium Table, as the case may be, determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

         (b) a notice stating that the Conversion Rate, Stock Price
             Threshold, Stock Price Cap and Make Whole Premium Table, as the case may be, have been adjusted and setting forth the adjusted Conversion Rate, Stock Price Threshold, Stock Price Cap and Make Whole Premium Table shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

4.07     NOTICE IN CERTAIN EVENTS.

         In case:

         (a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the transfer to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the consolidated property and assets of the Company (as determined under applicable law); or

         (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (y) or (z) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

         (y) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Rate pursuant to this Article Four, or, if a record is not to be taken, the date as of which the holders of record of Limited Voting Shares entitled to such distribution, rights or warrants or other securities are to be determined, or

         (z) the date on which any reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance, described under clauses
             (a) and (b) of Section 4.05 that may change a Holder's right to convert into Limited Voting Shares to a right to convert into another kind and amount of securities or other property or assets is expected to become effective, and the date as of which it is expected that holders of Limited Voting Shares of record shall be entitled to exchange their Limited Voting Shares for securities or other property deliverable upon such reclassification, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this
Section 4.07.

4.08     COMPANY TO RESERVE STOCK: REGISTRATION; LISTING.

(a) The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital for the purpose of effecting the conversion of the Notes, such number of its duly authorized Limited Voting Shares as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Limited Voting Shares at any time (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder). The Company covenants that all Limited Voting Shares that may be issued upon conversion of Notes will upon issue be fully paid and non-assessable and free from all liens and charges and, except as provided in Section 4.09, taxes with respect to the issue thereof.

(b) If any Limited Voting Shares which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Limited Voting Shares shall be listed on the NYSE or the Toronto Stock Exchange, the Company will use its commercially reasonable efforts, if permitted by the rules of such exchanges, to list and keep listed the Limited Voting Shares issuable upon conversion of the Notes, and the Company will use its commercially reasonable efforts to list the Limited Voting Shares required to be delivered upon conversion of the Notes prior to such delivery upon any other national securities exchange upon which the outstanding Limited Voting Shares are listed at the time of such delivery.

4.09     TAXES ON CONVERSION.

         The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Limited Voting Shares on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Limited Voting Shares or the portion, if any, of the Notes that are converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

4.10     CONVERSION AFTER RECORD DATE.

         Except as provided in this Section 4.10 and Section 3.01(a)(B) and
Section 4.02(e), a converting Holder of Notes shall not be entitled to receive any payment in respect of accrued and unpaid interest on any such Notes being converted. By delivery to the holder of the number of Limited Voting Shares

(including any Additional Shares) or other consideration issuable or payable upon conversion in accordance with this Article Four, any accrued and unpaid interest on such Notes will be deemed to have been paid in full. If any Notes are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Notes at the close of business on such Record Date shall receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes that have been called for redemption on a Redemption Date within such period) be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided, however, if the Company elects to redeem Notes on a date, specifies a Designated Event Repurchase Date or establishes a Calculation Date, that is after the Regular Record Date but prior to the corresponding Interest Payment Date or, to the extent of any overdue interest at the time of conversion with respect to the Note, and such Holder elects to convert those Notes, the Holder will not be required to pay the Company, at the time that Holder surrenders those Notes for conversion, the amount of interest such Holder will have received on the Interest Payment Date.

         If Notes are surrendered for conversion on or after the earlier of the Record Date for receiving distributions in connection with a Fundamental Change and the Effective Date, the Holder will receive on conversion the number of Limited Voting Shares into which the Notes were convertible immediately before the Fundamental Change.

         Except as provided in this Section 4.10 and Section 3.01(a)(B) and
Section 4.02(e), no adjustments in respect of payments of interest on Notes surrendered for conversion or any dividends or distributions on the Limited Voting Shares or cash paid upon conversion shall be made upon the conversion of any Notes.

4.11     RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

         The Trustee has no duty to determine when an adjustment under this Article Four or under Section 3.02 should be made, how it should be made or what it should be or to determine or verify the Conversion Price and Conversion Rate. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this Article Four. Each Conversion Agent other than the Company shall have the same protection under this Section 4.11 as the Trustee.

         The Company or its agents will be responsible for making all calculations called for under the Notes including, but not limited to, determination of the Trading Price and Closing Sale Price of the Limited Voting Shares or Applicable Stock, as applicable, the number of Limited Voting Shares or Applicable Stock, as applicable, and (if applicable, the amount of cash) issuable or payable upon conversion and the amounts of interest on the Notes. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee and the Conversion Agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

         The rights, privileges, protections, immunities and benefits given to the Trustee under the Original Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

4.12     UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to convert its Note in accordance with this Article Four and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected in any material respect without the consent of such Holder.

4.13     PRESCRIBED SECURITIES.

         Notwithstanding any other provision of this Indenture, if, before June 20, 2009 Holders of Notes otherwise would be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (which is referred to as "ineligible consideration"), such Holders shall only be entitled to receive "prescribed securities" of a type specified by the Board of Directors and shall not be entitled to receive any such ineligible consideration, but the Company or any successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) with a Fair Market Value equal to the Fair Market Value of such ineligible consideration.

                                  ARTICLE FIVE
                     REDEMPTION AT THE OPTION OF THE COMPANY

5.01     RIGHT TO REDEEM.

Prior to August 4, 2009, the Notes will not be redeemable at the option of the Company except pursuant to the provisions of Section 5.02 hereof. In addition to redemption as provided in that Section, beginning on August 4, 2009, the Company, at its option, may redeem the Notes for cash in accordance with Article Eleven of the Original Indenture at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus any accrued and unpaid interest on those Notes to, but not including, the Redemption Date (the "Redemption Price"), in accordance with the terms of the Notes and in accordance with Article Eleven of the Original Indenture. If the Company elects not to redeem all of the Notes, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot or on a pro rata basis. If a portion of a Holder's Notes is selected for partial redemption and the Holder converts a portion of its Notes, the converted portion will be deemed to be taken from the portion selected for redemption. In the event that the Company intends to exercise its right to satisfy its obligation to issue Limited Voting Shares on conversion of a Note (including Additional Shares) by delivering cash in lieu of all or some of Limited Voting Shares to which a Holder of Notes that elects to convert those notes in accordance with Section 4.01(c) otherwise would be entitled, in addition to the information contemplated by Section 11.04 of the Original Indenture to be included in a notice of redemption, the notice of redemption shall state:

         (a) that, notwithstanding the right of the Holder to receive Limited Voting shares on conversion of a Note, the Company is exercising its right deliver cash in lieu of all or some of the Limited Voting Shares;

         (b) if the Company will deliver cash in lieu of only some of those Limited Voting Shares, the percentages of the principal amount of Notes converted in respect of which it will pay in cash or Limited Voting Shares; and

         (c) the method for determining the amount of cash to be delivered in lieu of each Limited Voting Share.

5.02     TAX REDEMPTION.

         The Company, at its option, shall have the right to redeem the Notes, in whole but not in part (other than as a result of a Holder having delivered a Notice of Election), at the Redemption Price in accordance with Section 11.08 of the Original Indenture; provided that, notwithstanding Section 11.08 of the Original Indenture, no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts. In such event, the Company will give the Trustee and the Holders of the Notes not less than 30 days' nor more than 60 days' notice of this redemption, except that (i) the Company will not give notice of redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

         Upon receiving notice of such redemption, each Holder who does not wish to have the Company redeem its Notes pursuant to this Section 5.02 shall be entitled to elect to (i) convert its Notes pursuant to Article Four or (ii) not have its Notes redeemed, provided that no Additional Amounts that arise solely as a result of the change or amendment specified in Section 11.08 of the Original Indenture that gave rise to the right of the Company to redeem notes pursuant to this Section will be payable by the Company on any payment with respect to the Notes after the Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian taxes required by law to be deducted or withheld. In the event that cash payments which a Holder would otherwise be entitled to receive from the Company are insufficient to pay applicable Canadian taxes, the Company may require from the Holder, as a condition to the Holder's right to receive any Limited Voting Shares on conversion or other amounts from the Company, an amount of cash sufficient to pay applicable Canadian taxes.

         Where no such election is made, the Notes of a Holder shall be redeemed without any further action. If a Holder does not elect to convert its Notes pursuant to Article Four but wishes to elect to not have its Notes redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written Notice of Election upon Tax Redemption (the "Notice of Election") on the back of the Notes, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

         A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day prior to the Redemption Date.

                                  ARTICLE SIX
                       REPURCHASE OF NOTES BY THE COMPANY
                            AT THE OPTION OF HOLDERS

6.01     OPTIONAL PUT.

         (a) Notes shall be repurchased by the Company, at the option of the Holder thereof, on any of July 30, 2009, July 30, 2014 and July 30, 2019 (each, a "Repurchase Date"), at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest to, but not including, such Repurchase Date (the "Repurchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 6.01(c).

         (b) No later than 25 Business Days prior to each Repurchase Date, the Company shall provide a written notice of the repurchase right to the Trustee and to each Holder. The notice shall include a form of Repurchase Notice to be completed by the Holder and shall state, as applicable:

              (i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

              (ii)  the Repurchase Date;

              (iii) the Repurchase Price;

              (iv) whether the Repurchase Price will be paid in cash or, if permitted hereunder, in Limited Voting Shares, or a combination of cash and Limited Voting Shares and, in the case of a combination, the percentage of each;

              (v) if the Company elects to pay the Repurchase Price in Limited Voting Shares or a combination of cash and Limited Voting Shares, that the number of Limited Voting Shares each Holder will receive will equal the portion of the Repurchase Price to be paid in Limited Voting Shares divided by the Trading Price of one Limited Voting Share;

              (vi) if the Company elects to pay the Repurchase Price in Limited Voting Shares or a combination of cash and Limited Voting Shares, the method of calculating the Trading Price of the Limited Voting Shares;

              (vii) that because the Trading Price of one Limited Voting
                    Share will be determined prior to the Repurchase Date, Holders of the Notes will bear the market risk that the Limited Voting Shares to be received will decline in value between the date such Trading Price is determined and the Repurchase Date;

              (viii)if the Notes then may be converted, the name and address of the Paying Agent and the Conversion Agent, the Conversion Rate and any adjustments thereto, and that the Notes as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article Four only if the Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

              (ix) that certificated Notes must be surrendered to the Paying Agent to collect payment;

              (x) that the Repurchase Price for any Note as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note;

              (xi) the procedures the Holder must follow to exercise its right to require Notes be repurchased under this Section 6.01;

              (xii) the conversion rights, if any, of the Notes;

              (xiii) the procedures for withdrawing a Repurchase Notice;

              (xiv) that, unless the Company defaults in making payment
                    of such Repurchase Price, interest on Notes surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

              (xv)  the CUSIP number(s) of the Notes.

              At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense if the Company has made such a request of the Trustee at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 6.01(b); provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

(c) A Holder may exercise its right specified in Section 6.01(a) upon delivery of a written notice of repurchase (a "Repurchase Notice") to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:

         (i) the certificate number(s) of the Note(s) that the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Notes have not been issued;

         (ii) the portion of the principal amount of the Note(s) that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000;

         (iii)that such Note(s) shall be repurchased by the Company on the Repurchase Date pursuant to the terms and conditions specified in the Notes and in this First Supplemental Indenture; and

         (iv) in the event the Company elects, pursuant to Section 6.02, to pay the Repurchase Price, in whole or in part, in Limited Voting Shares but such portion of the Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Limited Voting Shares is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the relevant Repurchase Date, as set forth in Section 6.02, whether such Holder elects to
              (A) withdraw such Repurchase Notice as to some or all of the Notes to which such Repurchase Notice relates (stating the principal amount and certificate numbers, if any or the appropriate Depositary procedures, if applicable, of the Notes as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Repurchase Price for all Notes (or portions thereof) to which such Repurchase Notice relates.

         The delivery of such certificated Note, if applicable, to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 6.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
         Section 6.03, fails to indicate such Holder's choice with respect to the election set forth in Section 6.01(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Notes subject to such Repurchase Notice in the circumstances set forth in such Section 6.01(c)(iv).

         The Company shall repurchase from the Holder thereof, pursuant to this
         Section 6.01, a portion of a Note, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of that portion of that Note.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 6.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Note.

         Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by
         Section 6.01(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
         Section 6.03.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

6.02     THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.

(a) If the Notes are to be repurchased on July 30, 2009 pursuant to Section 6.01(a), the Repurchase Price must be paid in cash. If the Securities are to be repurchased on July 30, 2014 or July 30, 2019, pursuant to Section 6.01(a), the Repurchase Price may be paid, at the option of the Company, in cash or Limited Voting Shares, or in any combination of cash and Limited Voting Shares (or in the case of a Fundamental Change in which all or substantially all of the Limited Voting Shares have been converted as of the Effective Date into the right to receive securities or other assets or property, an amount of such other securities or other assets or property), subject to the conditions set forth in Section 6.02(b). The Company shall designate, in the notice of repurchase right delivered pursuant to Section 6.01(b), whether the Company will repurchase the Notes for cash or, if permitted hereunder, Limited Voting Shares, or, if a combination of cash and Limited Voting Shares, the percentages of the Repurchase Price in respect of which it will pay in cash or Limited Voting Shares; provided, however, that the Company will pay cash for fractional interests in a Limited Voting Share. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are repurchased pursuant to
    Section 6.01 shall receive the same percentage of cash or, if permitted hereunder, Limited Voting Shares in payment of the Repurchase Price for such Notes, except (i) as provided in this Section 6.02(a) with regard to the payment of cash in lieu of fractional Limited Voting Shares and (ii) in the event that the Company is unable to purchase the Notes of the Holder or Holders for Limited Voting Shares because any necessary qualifications or registration of the Limited Voting Shares under applicable securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part, in Limited Voting Shares.

(b) If the Company elects to pay all or a portion of the Repurchase Price of Notes in respect of which a Repurchase Notice pursuant to Section 6.01(c) has been given in Limited Voting Shares, the number of Limited Voting Shares to be issued shall be equal to the portion of the Repurchase Price to be paid in Limited Voting Shares divided by the Trading Price on the Repurchase Date of one Limited Voting Share, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

    The Company will not issue any fractional Limited Voting Shares in payment of the Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Trading Price of one Limited Voting Share. If a Holder elects to have more than one Note purchased, the number of Limited Voting Shares shall be based on the aggregate amount of Notes to be purchased.

    The Company's right to exercise its election to repurchase Notes through the issuance of Limited Voting Shares shall be conditioned upon:

         (i) the registration of such Limited Voting Shares under the Securities Act, if required;

         (ii) any qualification or registration of such Limited Voting Shares under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

         (iii)the listing of such Limited Voting Shares on the Toronto Stock Exchange or a United States national securities exchange or the quotation of the Limited Voting Shares in an inter-dealer quotation system of any registered United States national securities association;

         (iv) the receipt by the Trustee of an Officers' Certificate stating: (A) that the terms of the issuance of the Limited Voting Shares are in conformity with this First Supplemental Indenture;
              (B) that the Limited Voting Shares to be issued in payment of the Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Repurchase Price in respect of Notes, will be validly issued, fully paid, non-assessable and free from pre-emptive rights; (C) that the conditions in this clause (iv)(A) and (iv)(B) above, the conditions in clauses (i) to (iii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and
              (D) the number of Limited Voting Shares to be issued for each $1,000 principal amount of Notes and the Closing Sale Price of a Limited Voting Share on each Trading Day during the period commencing on the first Trading Day of the period during which the Trading Price is calculated and ending on the Trading Day immediately preceding the Repurchase Date; and

         (v)  the receipt by the Trustee of an Opinion of Counsel stating that:
              (A) the Limited Voting Shares to be issued in payment of the Repurchase Price in respect of Notes have been duly authorized, and when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Repurchase Price in respect of Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from pre-emptive rights; and (B) the conditions in clauses (i) through (iii) above have been satisfied in all material respects.

              If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Notes pursuant to this
              Section 6.02 through the issuance of Limited Voting Shares, the Company shall pay the entire Repurchase Price of the Notes to such Holder or Holders in cash.

              Upon determination of the actual number of Limited Voting Shares to be issued upon repurchase of Notes, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

(c) All Limited Voting Shares delivered upon the repurchase of Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from pre-emptive rights and free of any lien or adverse claim.

(d) If a Holder of a repurchased Note is paid in Limited Voting Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Limited Voting Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Limited Voting Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Limited Voting Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any such tax which will be due because the Limited Voting Shares are to be issued in a name other than the Holder's name.

6.03     EFFECT OF A REPURCHASE NOTE.

         Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 6.01(c), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipts of cash and/or securities by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 6.01(c) have been satisfied) and (b) the time of delivery of such Note, with the necessary endorsements, to the Paying Agent by the Holder thereof in the manner required by Section 6.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

         (a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Note in respect of which such notice of withdrawal is being submitted;

         (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

6.04     DEPOSIT OF REPURCHASE PRICE.

         Prior to 10:00 a.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, it shall segregate and hold in trust as provided in Section 10.03 of the Original Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Limited Voting Shares, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased on such Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Repurchase Date, cash and/or Limited Voting Shares, if permitted hereunder, sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 6.03, then, immediately after such Repurchase Date, such Notes will cease to be outstanding and interest on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Notes).

         Promptly after the later of the Repurchase Date and the delivery of a properly completed Repurchase Notice and any Notes required to accompany that Repurchase Notice, the Company shall deliver to each Holder entitled to receive Limited Voting Shares through the Paying Agent, cash and, to the extent any portion of the Repurchase Price is to be satisfied with Limited Voting Shares, a certificate (other than in the case of Holders of Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full Limited Voting Shares issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the Limited Voting Shares is registered shall be treated as a holder of record of Limited Voting Shares on the Repurchase Date. No payment or adjustment will be made for dividends on the Limited Voting Shares the Record Date for which occurred on or prior to the Repurchase Date. The Company shall not be required to deliver certificates for Limited Voting Shares while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for Limited Voting Shares shall be issued and delivered as soon as practicable after the opening of such books or Security Register.

6.05     SECURITIES REPURCHASED IN PART.

         Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.

6.06     COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

         When complying with the provisions of Section 6.01 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

         (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

         (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as and if applicable; and

         (c) otherwise comply with all federal and state and Canadian provincial securities laws so as to permit the rights and obligations under Article Six to be exercised in the time and in the manner specified therein.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article Six, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article Six.

6.07     REPAYMENT TO THE COMPANY.

         The Paying Agent shall return to the Company any cash or Limited Voting Shares that remain unclaimed for two years (or such shorter period under the applicable abandoned property laws to permit such return to the Company), together with interest or dividends, if any, thereon, held by it for the payment of the Repurchase Price; provided, however, to the extent that the aggregate amount of cash or Limited Voting Shares deposited by the Company pursuant to
Section 6.04 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                 ARTICLE SEVEN
                    OFFER TO PURCHASE UPON A DESIGNATED eVENT

7.01     OFFER TO PURCHASE.

(a) If a Designated Event occurs before the maturity of the Notes, the Company shall make an offer (the "Designated Event Repurchase Offer") to repurchase all of the Notes not previously called for redemption at a purchase price (the "Designated Event Repurchase Price") equal to the sum of
    (i) 100% of the principal amount of the Notes, plus (ii) any accrued and unpaid interest to, but not including, the Designated Event Repurchase Date, plus (iii), if the Designated Event Repurchase Offer is being made in respect of a Fundamental Change that constitutes a Change in Control with an Effective Date that is on or before July 30, 2009, a Make Whole Premium, if any. The Company shall purchase Notes in respect of which such offer is accepted by a Holder in accordance with Section 7.01(c) on the date that is 30 Business Days after a Designated Event Notice has been mailed (the "Designated Event Repurchase Date").

    A "Designated Event" will be deemed to have occurred upon a Fundamental Change or Termination of Trading; provided that a Fundamental Change or Termination of Trading occurring on or prior to June 20, 2009 shall not be a Designated Event unless such Fundamental Change or Termination of Trading also constitutes a "Change in Control".

    A "Change in Control" will be deemed to have occurred at such time as:

         (i) any Person (including its Affiliates and Associates) other than Isadore Sharp, his spouse, any of his issue and the spouses of any of them, his or their legal representatives, any corporation of which all of the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing, and any trust the only beneficiaries of which are any one or more of the foregoing, becomes the beneficial owner of more than 50% of the total number of votes attaching to the Company's share capital entitled to general voting rights (collectively,

              "Voting Securities") or other securities into which the Voting Securities are reclassified or changed; or

         (ii) there is consummated any consolidation, merger, amalgamation, binding share exchange, statutory arrangement or similar transaction involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Limited Voting Shares would be converted into cash, securities or other property, in each case other than a consolidation, merger, amalgamation, binding share exchange, statutory arrangement or similar transaction in which holders of the Voting Securities immediately before the consummation of the transaction hold (directly or indirectly) at least a majority of the votes attached to the share capital of the continuing or surviving Person immediately after the consummation of the transaction.

              A "Fundamental Change" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Limited Voting Shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration (excluding cash payments for fractional shares) that is not all or substantially all common shares, common stock or American Depositary Shares that are (i) listed on, or immediately after the transaction or event will be listed on, the Toronto Stock Exchange or a United States national securities exchange, or (ii) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

              A "Termination of Trading" will be deemed to have occurred if the Limited Voting Shares (or other securities or property into which the Notes are then convertible, including, without limitation, "prescribed securities" as described in Section 4.05) are neither listed for trading on the Toronto Stock Exchange or a United States national securities exchange nor approved for trading on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

(b) Within 30 days after the occurrence of a Designated Event, the Company shall give to the Trustee and to all Holders of Notes and to beneficial owners as required by applicable law a notice (the "Designated Event Notice") of the occurrence of such Designated Event and the Designated Event Repurchase Offer. The Designated Event Notice will state:

         (i) that a Designated Event has occurred and a Designated Event Repurchase Offer is being made pursuant to Section 7.01 of this First Supplemental Indenture and that all Notes validly tendered and not withdrawn will be purchased in accordance with the terms of Section 7.01;

         (ii) the events causing a Designated Event and the date of such Designated Event;

         (iii) the date by which a Holder must accept the Designated Event Repurchase Offer by delivering a Designated Event Acceptance Notice tendering the Notes to be repurchased to the Company;

         (iv)  the Designated Event Repurchase Date;

         (v) whether the Designated Event Repurchase Price, if any, will be paid in cash or shares of Applicable Stock, or a combination thereof and, in the case of a combination thereof, the percentage of each;

         (vi) the Designated Event Repurchase Price (including the Make Whole Premium, if any, and the amount of accrued interest to be paid on the Notes to be repurchased to but not including the Designated Event Repurchase Date);

         (vii)  the name and address of the Paying Agent and the Conversion
                Agent;

         (viii) the Conversion Rate applicable on the date of the Designated Event Notice and any adjustments to the Conversion Rate;

         (ix) that the Notes as to which a Designated Event Acceptance Notice has been delivered by the Holder may be converted if they are otherwise convertible pursuant to Article Four only if the Designated Event Repurchase Offer is not accepted or, if accepted, the Designated Event Acceptance Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

         (x) that, if certificated Notes, the Notes with appropriate endorsements must be surrendered to the Paying Agent to collect payment;

         (xi) that the Designated Event Repurchase Price (including the Make Whole Premium, if any) for any Note as to which a Designated Event Acceptance Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Repurchase Date and the time of surrender of such Note;

         (xii) the procedures the Holder must follow to accept the Designated Event Repurchase Offer;

         (xiii) the conversion rights, if any, of the Notes;

         (xiv) the procedures for withdrawing a Designated Event Acceptance Notice; and

         (xv) that, unless the Company defaults in making payment of the Designated Event Repurchase Price, interest on Notes surrendered for repurchase by the Company will cease to accrue on and after the Designated Event Repurchase Date.

                At the Company's request, the Trustee shall give the Designated Event Notice in the Company's name and at the Company's expense if the Company makes such request of the Trustee at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Designated Event Notice must be given to the Holders in accordance with this
                Section 7.01(b); provided, further, that the text of the Designated Event Notice shall be prepared by the Company.

(c) A Holder may accept the Designated Event Purchase Offer in respect of all of the Holder's Notes or a portion of those Notes with a principal amount of $1,000 or integral multiples of $1,000 upon delivery of a written notice of acceptance (a "Designated Event Acceptance Notice"), substantially in the form of Exhibit B hereto, to the Paying Agent at any time from the opening of business on the date of the Designated Event Notice until 5:00 p.m., New York City time, on the third Business Day immediately preceding the Designated Event Repurchase Date, stating:

         (i) the certificate number(s) of the Note(s) that the Holder will deliver to be repurchased or the appropriate depositary procedures if certificated Notes have not been issued;

         (ii) the portion of the principal amount of the Note(s) that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000;

         (iii) that the Holder of such Note(s) accepts the offer to purchase as disclosed in the Designated Event Notice pursuant to the terms and conditions specified in the Notes and in this First Supplemental Indenture; and

         (iv) in the event the Company elects, pursuant to Section 7.02, to pay the Designated Event Repurchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Designated Event Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Designated Event Repurchase Price in shares of Applicable Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, as set forth in Section 7.02(b), whether such Holder elects to (A) withdraw such Designated Event Acceptance Notice as to some or all of the Notes to which such Designated Event Acceptance Notice relates (stating the principal amount and certificate numbers, if any, or the appropriate Depositary procedures, if applicable, of the Notes as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Designated Event Repurchase Price for all Notes (or portions thereof) to which such Designated Event Acceptance Notice relates.

         The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Designated Event Acceptance Notice (together, in each case, with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price; provided, however, that such Designated Event Repurchase Price shall be so paid pursuant to this
         Section 7.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Acceptance Notice. Such Holder of Notes so deposited shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit.

         If a Holder, in such Holder's Designated Event Acceptance Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 7.03, fails to indicate such Holder's choice with respect to the election set forth in Section 7.01(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Designated Event Repurchase Price for all Notes subject to such Designated Event Acceptance Notice in the circumstances set forth in such Section 7.01(c)(iv).

         The Company shall repurchase from the Holder thereof, pursuant to this
         Section 7.01, a portion of a Note, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of that portion of that Note.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of delivery of the Note.

         Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Acceptance Notice contemplated by this Section 7.01(c) shall have the right to withdraw such Designated Event Acceptance Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 7.03.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Acceptance Notice or written notice of withdrawal thereof.

7.02 THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF DESIGNATED EVENT REPURCHASE PRICE.

(a) The Company may pay the Designated Event Repurchase Price in, at the option of the Company, cash or shares of Applicable Stock, or in any combination of cash and shares of Applicable Stock, (or in the case of a Fundamental Change in which all or substantially all of the Limited Voting Shares have been converted as of the Effective Date into the right to receive securities or other assets or property, an amount of such other securities or other assets or property) subject to the conditions set forth in Section 7.02(b). The Company shall designate, in the Designated Event Notice delivered pursuant to Section 7.01(b), whether the Company will repurchase the Notes for cash or shares of Applicable Stock, or, if a combination of cash and shares of Applicable Stock, the percentages of the Designated Event Repurchase Price in respect of which it will pay in cash or shares of Applicable Stock; provided, however, that the Company will pay cash for fractional interests in shares of Applicable Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are repurchased pursuant to Section 7.01 shall receive the same percentage of cash or shares of Applicable Stock in payment of the Designated Event Repurchase Price for such Notes, except (i) as provided in this Section 7.02(a) with regard to the payment of cash in lieu of fractional shares of Applicable Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Applicable Stock because any necessary qualifications or registrations of the shares of Applicable Stock under applicable securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Designated Event Notice to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, any condition to the payment of the Designated Event Repurchase Price, in whole or in part, in shares of Applicable Stock.

(b) If the Company elects to pay all or a portion of the Designated Event Repurchase Price of Notes in respect of which a Designated Event Acceptance Notice pursuant to Section 7.01(c) has been given in Applicable Stock, the number of shares of Applicable Stock to be issued shall be equal to (i) the portion of the Designated Event Repurchase Price to be paid in Applicable Stock divided by (ii) the Trading Price of one share of Applicable Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

    The Company will not issue any fraction of a share of Applicable Stock in payment of the Designated Event Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Trading Price of one share of Applicable Stock. If a Holder elects to have more than one Note purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Notes to be purchased.

    The Company's right to exercise its election to repurchase Notes through the issuance of shares of Applicable Stock shall be conditioned upon:

         (i) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required; and

         (ii) any qualification or registration of such shares of Applicable Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

         (iii) the listing of such shares of Applicable Stock to be issued upon the purchase of the Notes on the Toronto Stock Exchange or a United States national securities exchange or quotation of the Applicable Stock on the Nasdaq National Market System or any similar United States system of automated dissemination of quotation of securities prices;

         (iv)  the receipt by the Trustee of an  Officers' Certificate stating
               (A): that the terms of the issuance of the shares of Applicable Stock are in conformity with this First Supplemental Indenture;
               (B) that the shares of Applicable Stock to be issued in payment of the Designated Event Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Designated Event Repurchase Price in respect of Notes, will be validly issued, fully paid, non-assessable and free from pre-emptive rights; (C) that the conditions in this clause
               (iii)(A) and in clause (iii)(B) above, the conditions in clauses
               (i) and (ii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Notes and the Closing Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Trading Price is calculated and ending on the Trading Day immediately preceding the Designated Event Repurchase Date; and

         (v) the receipt by the Trustee of an Opinion of Counsel stating that: (A) the shares of Applicable Stock to be issued by the Company in payment of the Designated Event Repurchase Price in respect of Notes have been duly authorized, and when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Designated Event Repurchase Price in respect of Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from pre-emptive rights; and (B) the conditions in clauses (i) and (ii) above have been satisfied in all material respects.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, and the Company has elected to repurchase the Notes pursuant to this Section
         7.02 through the issuance of shares of Applicable Stock, the Company shall pay the entire Designated Event Repurchase Price of the Notes of such Holder or Holders in cash.

         Upon determination of the actual number of shares of Applicable Stock to be issued upon repurchase of Notes, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.


(c) All shares of Applicable Stock delivered upon repurchase of Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from pre-emptive rights and free of any lien or adverse claim.

(d) If a Holder of a repurchased Note is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any such tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder's name.

7.03     EFFECT OF DESIGNATED EVENT ACCEPTANCE NOTICE.

         Upon receipt by the Paying Agent of the Designated Event Acceptance Notice specified in Section 7.01(c), the Holder of the Note in respect of which such Designated Event Acceptance Notice was given shall (unless such Designated Event Acceptance Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Designated Event Repurchase Price with respect to such Note. Such Designated Event Repurchase Price shall be paid to such Holder, subject to receipts of cash and/or securities by the Paying Agent, promptly following the later of (a) the Designated Event Repurchase Date with respect to such Note (provided the conditions in Section 7.01(c) have been satisfied) and (b) the time of delivery of such Note and the necessary endorsements to the Paying Agent by the Holder thereof in the manner required by
Section 7.01(c). Notes in respect of which a Designated Event Acceptance Notice has been given by the Holder thereof may not be converted pursuant to Article Four on or after the date of the delivery of such Designated Event Acceptance Notice unless such Designated Event Acceptance Notice has first been validly withdrawn as specified in the following paragraph.

         A Designated Event Acceptance Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Designated Event Acceptance Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, specifying:

         (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted;

         (b) the certificate number, if any, or the appropriate Depository procedures, if applicable, of the Note in respect of which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Note that remains subject to the original Designated Event Acceptance Notice and which has been or will be delivered for repurchase by the Company.

7.04     DEPOSIT OF DESIGNATED EVENT REPURCHASE PRICE.

         Prior to 10:00 a.m., New York City time, on the applicable Designated Event Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, it shall segregate and hold in trust as provided in Section 10.03 of the Original Indenture) an amount of cash (in immediately available funds if deposited on such

Business Day) and/or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Designated Event Repurchase Price of all the Notes or portions thereof which are to be repurchased on such Designated Event Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Designated Event Repurchase Date, cash and/or Applicable Stock, if permitted hereunder, sufficient to pay the Designated Event Repurchase Price of any Notes for which a Designated Event Acceptance Notice has been tendered and not withdrawn pursuant to Section 7.03, then, immediately after such Designated Event Repurchase Date, such Notes will cease to be outstanding and interest on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Designated Event Repurchase Price upon delivery of such Notes).

         Promptly after the later of the Designated Event Repurchase Date and the delivery of a properly completed Designated Event Acceptance Notice and any Notes required to accompany that Designated Event Acceptance Notice, the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate (other than in the case of Holders of Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full shares of Applicable Stock issuable in payment of the Designated Event Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Designated Event Repurchase Date. No payment or adjustment will be made for dividends on the shares of Applicable Stock the Record Date for which occurred on or prior to the Designated Event Repurchase Date. The Company shall not be required to deliver certificates for Limited Voting Shares while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for Limited Voting Shares shall be issued and delivered as soon as practicable after the opening of such books or Security Register.

7.05     SECURITIES PURCHASED IN PART.

         Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

7.06     COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

         When complying with the provisions of Section 7.01 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

         (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

         (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as and if applicable; and

         (c) otherwise comply with all federal, state and Canadian provincial securities laws so as to permit the rights and obligations under Article Seven to be exercised in the time and in the manner specified therein.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article Seven, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article Seven.

7.07     REPAYMENT TO THE COMPANY.

         The Paying Agent shall return to the Company any cash or shares of Applicable Stock that remain unclaimed for two years (or such shorter period under the applicable abandoned property laws to permit such return to the Company), together with interest or dividends, if any, thereon, held by it for the payment of the Designated Event Repurchase Price; provided, however, to the extent that the aggregate amount of cash or shares of Applicable Stock deposited by the Company pursuant to Section 7.04 exceeds the aggregate Designated Event Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Designated Event Repurchase Date then, promptly after the Designated Event Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                 ARTICLE EIGHT
                          ADDITIONAL EVENTS OF DEFAULT

8.01     EVENTS OF DEFAULT.

         Pursuant to Sections 3.01(q) and 5.01(i) of the Original Indenture, with respect to the Notes, in addition to the Events of Default contained in
Section 5.01 of the Original Indenture so long as any Notes are outstanding the following shall be Events of Default:

         (a) if the Company fails to satisfy its conversion obligation (including any entitlement in respect of Additional Shares) following the exercise by the Holder of the right to convert that Note pursuant to and in accordance with Article Four of this First Supplemental Indenture, unless such failure is cured within five days after written notice of default is given to the Company by the Trustee or the Holder of such Note,

         (b) if the Company fails to provide timely notice of a Designated Event or to make a Designated Event Repurchase Offer in accordance with the terms of Article Seven, and

         (c) if the Company fails to make payment of the Designated Event Repurchase Price with respect to any Note when the amount becomes due and payable.

                                  ARTICLE NINE
                             MODIFICATION AND WAIVER

9.01     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         In addition to the limitations on supplemental indentures provided in
Section 9.02 of the Original Indenture (including the limitations provided in Sections 9.02(a) to (c) of the Original Indenture), so long as any Notes are outstanding, no modification or amendment of the Indenture or the Notes may be effected without the consent or affirmative vote of each Holder of outstanding Notes that would:

         (a) reduce the Redemption Price or Designated Event Repurchase Price or change the time at which or circumstances under which Notes may or will be redeemed or repurchased pursuant to Article Five, Article Six and Article Seven;

         (b) impair the right of a Holder of Notes to convert any Note or reduce the number of Limited Voting Shares or any other property receivable upon conversion other than as contemplated in this First Supplemental Indenture; or

         (c)  modify the provisions of clauses (a) or (b), above.

                                  ARTICLE TEN
                            MISCELLANEOUS PROVISIONS

10.01    DEFEASANCE AND COVENANT DEFEASANCE.

         Notwithstanding anything to the contrary herein or in the Original Indenture, Article Fourteen of the Original Indenture with respect to defeasance and covenant defeasance and Article Four of the Original Indenture with respect to satisfaction and discharge shall not apply to the Notes.

10.02    TRUSTEE.

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

10.03    RATIFICATION.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

10.04    GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.05    EXECUTION IN COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.



                                             FOUR SEASONS HOTELS INC.



                                             By  /s/ Douglas L. Ludwig
                                                --------------------------------
                                             Name:   Douglas L. Ludwig
                                             Title:  Chief Financial Officer,
                                                     Executive Vice President
                                                     and Treasurer



                                             THE BANK OF NOVA  SCOTIA  TRUST
                                             COMPANY OF NEW YORK, as Trustee



                                              By  /s/ Warren A. Goshine
                                                --------------------------------
                                              Name:  Warren A. Goshine
                                              Title: Vice President

                                    EXHIBIT A

                                 [FACE OF NOTE]


         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)


                            FOUR SEASONS HOTELS INC.

                    1.875% Convertible Senior Notes due 2024


Certificate No.:                                     CUSIP No.:
                  ------------------                           ---------------

         FOUR SEASONS HOTELS INC., an Ontario, Canada corporation (the "Company"), promises to pay to____________________, or registered assigns, the
principal amount of _______________ Dollars ($               )   [, or such
greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](2) on July 30, 2024, and to pay interest thereon from June 18, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 30 and July 30 in each year (each, an "Interest Payment Date"), commencing on January 30, 2005, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment at July 30, 2024 or upon acceleration, or until such date on which the Notes are converted, redeemed or repurchased as provided herein, and at the rate of 1.875% per annum on any overdue principal and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which will be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually


----------------------------

(1)  This legend should be included only if the Note is a Global Security.

(2)  This phrase should be included only if the Note is a Global Security.

paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date and may be paid (a) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date"), notice whereof will be given to holders not less than 10 days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture dated as of June 18, 2004 between the Company and The Bank of Nova Scotia Trust Company as Trustee, as supplemented by that certain First Supplemental Indenture, dated as of June 18, 2004 between the Company and the Trustee (the Indenture as so supplemented is herein called the "Indenture").

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                        FOUR SEASONS HOTELS INC.
      ------------------------------



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.

                                                  THE BANK OF NOVA SCOTIA TRUST
                                                  COMPANY OF NEW YORK, as
                                                  Trustee


                                                  By:
                                                     ---------------------------
                                                     Authorized Signatory

Dated:
      ------------------------------

                            [FORM OF REVERSE OF NOTE]

                    1.875% Convertible Senior Notes due 2024


         This Note is one of a duly authorized issue of 1.875% Convertible Senior Notes due 2024 (the "Notes") of FOUR SEASONS HOTELS INC., an Ontario, Canada corporation (the "Company"), issued under an Indenture dated as of June 18, 2004 between the Company and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as trustee (the "Trustee") (the "Original Indenture") as supplemented by a first supplemental indenture (the "First Supplemental Indenture") dated the same date (the Original Indenture as supplemented by the First Supplemental Indenture being referred to herein as the "Indenture"). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

1.  METHOD OF PAYMENT.

         Payment of the principal of and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Limited Voting Shares or Applicable Stock, as the case may be, as permitted in the Indenture. The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of interest on Certificated Notes will be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

2.  PAYING AGENT, REGISTRAR, CONVERSION AGENT AND BID SOLICITATION AGENT.

         Initially, The Bank of Nova Scotia Trust Company of New York will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or Conversion Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or Conversion Agent. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

3.  NOTES UNSECURED.

         The Notes are general unsecured obligations of the Company limited to up to $250,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

4.  ADDITIONAL AMOUNTS.

         The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.05 of the Original Indenture.

5. REDEMPTION AT THE OPTION OF THE COMPANY.

         Except as provided in Section 5.02 of the First Supplemental Indenture, the Company will not have the right to redeem the Notes prior to August 4, 2009. On or after August 4, 2009, the Company may, at its option, redeem the Notes for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus any accrued and unpaid interest on those Notes to, but not including, the Redemption Date (the "Redemption Price").

         Subject to Section 11.08 of the Original Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

         No sinking fund is provided for the Notes.

6.       REDEMPTION FOR TAX REASONS.

         The Company shall have the right to redeem the Notes, in whole but not in part (other than as a result of a Holder having delivered a Notice of Election) at the Redemption Price, if (1) there is any change or amendment (including any announced prospective change or amendment) to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the application or interpretation of such laws, regulations or rulings by any applicable legislative body, court, governmental agency or regulatory authority of Canada or of any political subdivision or taxing authority thereof or therein, which change or amendment is announced or becomes effective on or after June 18, 2004 and, in a written opinion to the Company of legal counsel of recognized standing, as a result of such change or amendment, the Company has or will (assuming, in the case of any announced prospective change or amendment, that such announced change or amendment will become effective as of the date specified in such announcement and in the form announced) become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Note pursuant to Section 10.05 of the Original Indenture and
(2) the Company (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it and that it delivers to the Trustee an Officer's Certificate attesting to such change and obligation to pay Additional Amounts. In such event, the Company will give the Trustee and the Holders of the Notes not less than 30 days' nor more than 60 days' notice of this redemption, except that (i) the Company will not give notice of redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

         Upon receiving such notice of redemption, each Holder who does not wish to have the Company redeem its Notes pursuant to Section 5.02 of the First Supplemental Indenture can elect to (i) convert its Notes pursuant to Article Four of the First Supplemental Indenture or (ii) not have its Notes redeemed, provided that no Additional Amounts that arise solely as a result of the change in Canadian tax law that caused the Additional Amounts to be payable will be payable on any payment with respect to the Notes after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian taxes required by law to be deducted or withheld. In the event that cash payments that a Holder would otherwise be entitled to receive from the Company are insufficient to pay applicable Canadian taxes, the Company may require from the Holder as a condition to the Holder's right to receive any

Limited Voting Shares on conversion or other amounts from the Company, an amount of cash sufficient to pay applicable Canadian taxes.

         Where no such election is made, the Holder will have its Notes redeemed without any further action. If a Holder does not elect to convert its Notes pursuant to Article Four of the First Supplemental Indenture but wishes to elect to not have its Notes redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written Notice of Election upon Tax Redemption (the "Notice of Election") on the back of the Notes, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

         A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day prior to the Redemption Date.

7.  REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on July 30, 2009, July 30, 2014 and July 30, 2019 in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest to, but not including, such Repurchase Date (the "Repurchase Price"). No later than 25 Business Days prior to each Repurchase Date, the Company shall provide a written notice of the repurchase right to the Trustee and to each Holder. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

         If the Notes are to be repurchased on July 30, 2009, the Repurchase Price must be paid in cash. If the Notes are to be repurchased on July 30, 2014 or July 30, 2019, the Repurchase Price may be paid, at the option of the Company, in cash or Limited Voting Shares, or in any combination thereof, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.  MAKE WHOLE PREMIUM UPON A FUNDAMENTAL CHANGE.

         If a Fundamental Change occurs on or before July 30, 2009, Holders of Notes will be entitled to receive from the Company (a) upon the repurchase of Notes tendered to a Designated Event Repurchase Offer pursuant to Article Seven of the First Supplemental Indenture, the Make Whole Premium, or (b) upon conversion of the Notes in accordance with Section 4.01(e) of the First Supplemental Indenture, an additional number of Limited Voting Shares (the "Additional Shares") per $1,000 principal amount of Notes equal to (i) the sum of the Make Whole Premium and any accrued and unpaid interest per $1,000 principal amount of Notes to, but not including, the Conversion Date, divided by
(ii) the average of the Closing Sale Prices of the Limited Voting Shares for the 10 Trading Days immediately preceding the Conversion Date. The Company may pay the Make Whole Premium or satisfy its obligation to deliver Additional Shares, as the case may be, in (at the Company's option) Limited Voting Shares, cash or a combination thereof, or in the same form of consideration into which all or substantially all of the Limited

Voting Shares have been converted in connection with the applicable Fundamental Change, valued as set forth in the Indenture. If Holders of the Limited Voting Shares have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a Limited Voting Share has been converted shall be deemed to equal the aggregate consideration distributed in respect of all Limited Voting Shares of the Company divided by the total number of Limited Voting Shares participating in the distribution.

9.  DESIGNATED EVENT REPURCHASE OFFER.

         Subject to the terms and conditions of the Indenture, if a Designated Event occurs before the maturity of the Notes, the Company shall make a "Designated Event Repurchase Offer" to repurchase all of the Notes not previously called for redemption at a purchase price (the "Designated Event Repurchase Price") equal to the sum of (i) 100% of the principal amount of the Notes, plus (ii) any accrued and unpaid interest to, but not including, the Designated Event Repurchase Date, plus (iii), if the Designated Event Repurchase Offer is being made in respect of a Fundamental Change that constitutes a Change in Control with an Effective Date that is on or before July 30, 2009, a Make Whole Premium, if any. The Company shall purchase Notes in respect of which such offer is accepted by a Holder in accordance with Section 7.01(c) of the First Supplemental Indenture on the date that is 30 Business Days after a Designated Event Notice has been mailed (the "Designated Event Repurchase Date"). To accept the Designated Event Repurchase Offer, a Holder must deliver to the Paying Agent a Designated Event Acceptance Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Designated Event Repurchase Date, and shall deliver the Notes to be repurchased to the Paying Agent as set forth in the Indenture.

         The Designated Event Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Designated Event Acceptance Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

10.  CONVERSION.

         Subject to and upon compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 4.01 and Section 4.02 of the First Supplemental Indenture), a Holder shall have the right, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into Limited Voting Shares (subject to the Company's right to deliver cash or Limited Voting Shares or a combination of cash and Limited Voting Shares pursuant to Article Four of the First Supplemental Indenture), solely upon the occurrence of one or more of the following events:

         (a) during any fiscal quarter (beginning with the fiscal quarter ending September 30, 2004) if the Closing Sale Price of the Limited Voting Shares for at least 20 consecutive Trading Days in the last 30 consecutive Trading Days in the immediately preceding fiscal quarter exceeds 130% of the Conversion Price in effect on the last Trading Day of that immediately preceding fiscal quarter;

         (b) during the five consecutive Trading Day period immediately following any 10 consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes for each day of such 10 consecutive Trading Day period was (or was deemed to be) less than 95% of the product of the Closing Sale Price for Limited Voting Shares on such Trading Day multiplied by the Conversion Rate;

         (c) at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date, if such Note has been called for redemption pursuant to Article Five of the First Supplemental Indenture even if the Notes are not otherwise convertible at that time; provided the Holder has not delivered a Designated Event Acceptance Notice in respect of a Note to be converted, in which event such Designated Event Acceptance Notice must be duly withdrawn in accordance with the First Supplemental Indenture;

         (d) if (1) the Company issues, to all holders of Limited Voting Shares, rights or warrants entitling them to purchase Limited Voting Shares, for a period expiring within 45 days of the record date for such issuance at an exercise price per share that is less than the average of the Closing Sale Price of Limited Voting Shares for the 10 consecutive Trading Days immediately preceding, but not including, the record date for such issuance, or (2) the Company makes a distribution, to all holders of Limited Voting Shares, of shares of Capital Stock, evidences of indebtedness, assets, or rights to purchase its securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Limited Voting Shares on the Trading Day preceding the declaration date for the distribution. The Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing at least 20 days before the "ex" date for that issue or distribution. On and after the date that the Company gives such notice, until the earlier of the close of business on the Business Day immediately preceding the "ex" date or the date the Company publicly announces that such distribution will not take place, the Notes may be converted. Notwithstanding the provisions of Section 4.01(d) of the First Supplemental Indenture, Notes may not be converted pursuant thereto nor will any adjustment to the Conversion Rate be made pursuant to the transactions described in Section 4.01(d) of the First Supplemental Indenture if the Holder, without conversion of the Note, would participate, on the same basis as a holder of Limited Voting Shares, in the distribution as if such Holder had converted its Notes into Limited Voting Shares prior to the record date for such distribution. If the issue or distribution does not take place, no Note surrendered for conversion will be converted; or

         (e) during the period from and after the date that is 10 days before the anticipated Effective Date of a Fundamental Change until and including the close of business on the day that is the later of
              (i) 10 days after the actual Effective Date and (ii) the related Designated Event Repurchase Date; unless, prior to that time, the Company has publicly announced that the Fundamental Change giving rise to the conversion right will not take place. If such Fundamental Change does not take place, no Notes surrendered for conversion will be converted. Upon such conversion pursuant to
              Section 4.01(e) of the First Supplemental Indenture, the Holder shall also be entitled to receive Additional Shares, if any, as set forth in Section 3.01 of the First Supplemental Indenture.

         The Company will notify Holders of any event giving rise to the right to convert the Notes as specified above in accordance with the Indenture.

         A Note in respect of which a Holder has delivered a Repurchase Notice or Designated Event Acceptance Notice, as the case may be, requiring the Company to repurchase such Note may be converted only if such Repurchase Notice or Designated Event Acceptance Notice is withdrawn in accordance with the terms of the Indenture.

         Subject to and upon compliance with the provisions of the Indenture, each Note will initially be convertible into 13.9581 Limited Voting Shares per $1,000 principal amount of Notes to be converted or such Conversion Rate as adjusted from time to time as provided in the Indenture. The Company may satisfy its obligation to issue Limited Voting Shares on conversion of a Note (including Additional Shares), at its option, by delivering cash or Limited Voting Shares or a combination of cash and Limited Voting Shares, at the Company's option.

         To surrender a Note for conversion, a Holder must, in the case of Global Securities, comply with the applicable procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Note to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest and any withholding, transfer or similar tax, if required.

         No fractional Limited Voting Shares shall be issued upon conversion of any Note. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

         No payment or adjustment will be made for accrued and unpaid interest or dividends on the Limited Voting Shares, except as provided in the Indenture.

         If any of the following events occurs, namely:

         (a) any reclassification or change of the outstanding Limited Voting Shares into another class of stock (other than as a result of a subdivision or combination); or

         (b) any consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction of the Company or if the Company transfers all or substantially all of its consolidated property and assets (as determined under applicable law) as a result of which the holders of all the Limited Voting Shares receive cash, securities or other property (or any combination thereof) with respect to or in exchange for all of their Limited Voting Shares;

the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that the Holder's right to convert a Note into Limited Voting Shares shall be changed to a right to convert a Note into the kind and amount of cash, securities or other property that such Holder would have been entitled to receive upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance had such Notes been converted into Limited Voting Shares immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange or similar transaction, sale or conveyance.

         Notwithstanding any other provision of the Indenture, if, before June 20, 2009 Holders of Notes otherwise would be entitled to receive, upon conversion of the Notes, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) (which is referred to as "ineligible consideration"), such Holders shall only be entitled to receive "prescribed securities" of a type specified by the Board of Directors and shall not be entitled to receive any such ineligible consideration, but the Company or any successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) with a Fair Market Value equal to the Fair Market Value of such ineligible consideration.

11.  DENOMINATIONS; TRANSFER; EXCHANGE.

         The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.  PERSONS DEEMED OWNERS.

         The registered Holder of this Note may be treated as the owner of this Note for all purposes (except as otherwise required by law).

13.  UNCLAIMED MONEY OR NOTES.

         The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years (or such shorter period under the applicable abandoned property laws to permit such return to the Company).

14.  AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

         Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes:

         (a) to evidence the succession of another Person to the Company and the assumption by that successor of the covenants of the Company contained in the Indenture and in the Securities;

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

         (c)  to add any additional Events of Default;

         (d) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

         (e) to evidence and provide for the acceptance of appointment by a successor trustee with respect to Securities of one or more series; or

         (f) cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provisions, or to make any other provisions with respect to matters or questions arising under the Indenture, provided those provisions shall not adversely affect the interests of Holders in any material respect.

15.  DEFAULTS AND REMEDIES.

         If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries occurs and is continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries, the principal of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

16.  TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  CALCUATIONS IN RESPECT OF NOTES.

         The Company or its agents will be responsible for making all calculations called for under the Notes including, but not limited to, determination of the Make Whole Premium and Additional Shares, Trading Price and Closing Sale Price of the Limited Voting Shares or Applicable Stock, as applicable, the number of Limited Voting Shares or Applicable Stock, as applicable, and (if applicable, the amount of cash) issuable or payable upon conversion and the amounts of interest on the Notes. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Notes. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.  RECOURSE AGAINST OTHERS.

         A director, officer, employee, shareholder or representative or agent, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note each Holder waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Notes.

19.  AUTHENTICATION.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

20.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  INDENTURE TO CONTROL; GOVERNING LAW.

         IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE

INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  FOUR SEASONS HOTELS INC.
                  1165 Leslie Street
                  Toronto, ON M3C 2K8
                  Facsimile No.  (416) 441-4349
                  Attn: General Counsel

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                                    Your Signature:

Date:
     -------------------------------                ----------------------------
                                                    (Sign  exactly  as your
                                                    name  appears  on the  other
                                                    side of this Note)



Signature Guaranteed



Participant in a Recognized Signature
Guarantee Medallion Program



By:
         --------------------------------------------
         Authorized Signatory

                                CONVERSION NOTICE


To convert this Note into Limited Voting Shares of the Company, check the box |_|; provided, however:

o under the Indenture, the Company may, at its sole option, in lieu of delivering a number of Limited Voting Shares upon conversion of all or any part of the Note, deliver cash or Limited Voting Shares or a combination of cash and Limited Voting Shares, and

o under Section 3.02(e) of the First Supplemental Indenture, a Holder converting its Note in a Principal Value Conversion shall receive, in lieu of a number of Limited Voting Shares based on the Conversion Price, cash or Limited Voting Shares or a combination of cash and Limited Voting Shares, at the Company's sole option, with a value equal to the principal amount of the Note so surrendered for conversion.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):___________________

If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax ID no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


                                                   Your Signature:

Date:
     -------------------------------               -----------------------------
                                                   (Sign  exactly  as your  name
                                                   appears  on the  other
                                                   side of this Note)



Signature Guaranteed



Participant in a Recognized Signature
Guarantee Medallion Program



By:
         --------------------------------------------
         Authorized Signatory

                     NOTICE OF ELECTION UPON TAX REDEMPTION


Certificate No. of Note:  ___________

If you elect not to have this Note redeemed by the Company pursuant to Section
5.02 of the First Supplemental Indenture, check the box: |_|

If you elect to have only part of this Note redeemed by the Company pursuant to
Section 5.02 of the Indenture, state the principal amount:

                                                   $_______________
                                    (must be in an integral multiple of $1,000)

Date: _________________

Signature(s):
             -------------------------------------------------
               (Sign exactly as your name(s) appear(s)
               on the other side of this Note)

Signature(s) guaranteed by:

__________________________________________________
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer
Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

Payments of interest on the Notes and deemed interest arising on maturity, redemption, purchase or conversion of the Note or an assignment or other transfer of the Note to a person resident in Canada may be subject to Canadian taxes, which may be substantial. Holders should consult their own tax advisors in considering whether to elect their option to not to have their Notes redeemed.

                                    EXHIBIT B

                  [Form of Designated Event Acceptance Notice]

The Bank of Nova Scotia Trust Company of New York
One Liberty Plaza
New York, New York   10006
Attention:  Corporate Trust Office

Re:      Four Seasons Hotels Inc. (the "Company")
         1.875% Convertible Senior Notes due 2024

This is a Designated Event Acceptance Notice as defined in Section 7.01(c) of the First Supplemental Indenture dated as of June 18, 2004 to the Indenture dated as of June 18, 2004 between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture as supplemented by the First Supplemental Indenture.

I elect to have the following aggregate principal amount of Notes purchased by the Company pursuant to Section 7.01 of the First Supplemental Indenture (in multiples of $1,000):

                  $______________________________________________
                     (must be an integral multiple of $1,000)

                  Certificate No(s). of Notes:
                                           -------------------------------------

I agree that the Notes will be purchased on the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Notes and the First Supplemental Indenture.

If the Company elects, pursuant to Section 7.02 of the First Supplemental Indenture, to pay the Designated Event Repurchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Designated Event Repurchase Price shall ultimately be paid to Holders entirely in cash because any of the conditions to payment of the Designated Event Repurchase Price in shares of Applicable Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, as set forth in Section 7.02(b) of the First Supplemental Indenture, I hereby elect to:

         [ ]      withdraw this Designated Event
                  Acceptance Notice as to $___________________ in principal amount of Notes with the following certificate numbers:______________________________________________________
                  to which this Designated Event Acceptance Notice relates;

         [ ] receive cash in respect of the entire Designated Event Repurchase Price for all Notes (or portions thereof) to which this Designated Event Acceptance Notice relates.

Signed:

______________________________

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program


By:
   --------------------------------------------
Authorized Signatory



                                      B-1